Exhibit 4.47
TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions that, save for the words in italics and subject to completion and amendment and as supplemented or varied in accordance with the provisions of the relevant Pricing Supplement, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) or the Global Certificate representing each Series. Either (i) the full text of these terms and conditions together with the relevant provisions of the Pricing Supplement or (ii) these terms and conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes.
The Notes are constituted by a Trust Deed (as amended and/or supplemented as at the date of issue of the Notes (the “Issue Date”) [and as supplemented by the Singapore Supplemental Trust Deed (as amended and/or supplemented as at the Issue Date, the “Singapore Supplemental Trust Deed”) dated 28 February 2025]1 and as further amended and/or supplemented from time to time, the “Trust Deed”) dated 28 February 2025 between Equinix Asia Financing Corporation Pte. Ltd. (the “Issuer”), Equinix, Inc. (the “Guarantor”) and DB International Trust (Singapore) Limited (the “Trustee”), which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). These terms and conditions of the Notes (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bearer Notes, Certificates, Receipts, Coupons and Talons referred to below.

An Agency Agreement (as amended and/or supplemented as at the Issue Date and as further amended and/or supplemented from time to time, the “Agency Agreement”) dated 28 February 2025 has been entered into in relation to the U.S.$3,000,000,000 Euro Medium Term Note Programme (the “Programme”) between the Issuer, the Guarantor, the Trustee, Deutsche Bank AG, Hong Kong Branch as initial issuing and paying agent and (where appointed as contemplated in the Agency Agreement) as calculation agent, in respect of each Series (as defined below) of Notes (other than a Series of Notes which are cleared or, as applicable, to be cleared through the computerised system (the “CDP System”) operated by The Central Depository (Pte) Limited (“CDP”) (such Notes, the “CDP Notes”)), Deutsche Bank AG, Singapore Branch as CDP issuing and paying agent, as transfer agent and as registrar, and (where appointed as contemplated in the Agency Agreement) as calculation agent in respect of each Series of CDP Notes, Deutsche Bank AG, Hong Kong Branch as registrar and transfer agent in respect of each Series of Registered Notes other than CDP Notes and the other agents named in it.

The issuing and paying agent, the CDP issuing and paying agent, the paying agents, the registrars, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Issuing and Paying Agent”, the “CDP Issuing and Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent and the CDP Issuing and Paying Agent), the “Registrars”, the “Transfer Agents” and the “Calculation Agent(s)”.

For the purposes of these Conditions, all references to the “Issuing and Paying Agent” shall with respect to the CDP Notes, be deemed to be references to the CDP Issuing and Paying Agent. Unless the context requires otherwise, all such references shall be construed accordingly. Copies of the Trust Deed and the Agency Agreement are available for inspection (i) during usual business hours (being between 9:00 a.m. and 3:00 p.m., Singapore time) at the principal office of the Trustee (presently at One Raffles Quay, #17-00 South Tower, Singapore 048583) and at the specified offices of the Paying Agents following prior written request and proof of holding and identity satisfactory to the Trustee or, as the case may be, the relevant Paying Agent or (ii) electronically to any requesting Holder, in each case following prior written request and proof of holding and identity to the satisfaction of the Trustee or, as the case may be, the Issuing and Paying Agent.

All references to the “Agents” shall mean the Issuing and Paying Agent, the other Paying Agents, the Calculation Agent(s) (as appointed under the Agency Agreement), the CDP Issuing and Paying Agent, the Registrar(s), the Transfer Agent(s) or any of them and shall include such other Agent or Agents as may be appointed from time to time under the Agency Agreement, and in each case acting solely through their respective specified offices.
1 Include for Notes governed by Singapore law.

Notes may be denominated in Singapore dollars (“Singapore Dollar Notes”) or in other currencies (“Non-Singapore Dollar Notes”). The Noteholders, the holders of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) (the “Couponholders”) and the holders of the receipts for the payment of instalments of principal (the “Receipts”) relating to Notes in bearer form of which the principal is payable in instalments are entitled to the benefit of, are bound by, and are deemed to have notice of all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement.

Notes to be held in and cleared through CDP are issued with the benefit of a CDP Deed of Covenant dated 28 February 2025 executed by the Issuer by way of deed poll (as amended, restated or supplemented from time to time, the “CDP Deed of Covenant”).

As used in these Conditions, “Tranche” means Notes which are identical in all respects, and a “Series” means Notes comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number.

All capitalised terms that are not defined in these Conditions will have the meanings given to them in the Trust Deed and the relevant Pricing Supplement. References in these Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme.

1FORM, DENOMINATION AND TITLE

(a)Form: The Notes are issued in bearer form (“Bearer Notes”) or in registered form (“Registered Notes”) in each case in the Specified Denomination(s) shown hereon. Equinix Asia Financing Corporation Pte. Ltd. may issue only Notes in registered form for U.S. federal income tax purposes (and may not issue Notes in bearer form for U.S. federal income tax purposes) if the issuer of the applicable debt for U.S. federal income tax purposes is a “United Statesperson” within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (including, for example, if the issuer is for U.S. federal income tax purposes a disregarded entity that is owned by a “United States person”).

This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Instalment Note or a Dual Currency Note, a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown hereon.

Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Instalment Notes are issued with one or more Receipts attached.

Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder.
All Registered Notes shall have the same Specified Denomination. Unless otherwise permitted by the then current laws and regulations, Notes which have a maturity of less than one year and in respect of which the issue proceeds are to be accepted by the Issuer in the United Kingdom or whose issue otherwise constitutes a contravention of Section 19 of the Financial Services and Markets Act 2000 will have a minimum denomination of £100,000 (or its equivalent in other currencies).

(b)Title: Title to the Bearer Notes and the Receipts, Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the relevant register that the Issuer shall procure to be kept by the relevant Registrar in accordance with the provisions of the Agency Agreement (each such register, the “Register”). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Receipt, Coupon or Talon shall be deemed to be and shall be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) (other than the endorsed form of transfer) or its theft or loss or forgery (or that of the related Certificate) and no person shall be liable for so treating the holder.

In these Conditions, “Noteholder” means the bearer of any Bearer Note and the Receipts relating to it or the person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note, Receipt, Coupon or Talon) means the bearer of any Bearer Note, Receipt, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them hereon, the absence of any such meaning indicating that such term is not applicable to the Notes. References in these Conditions to “Coupons”, “Talons”, “Couponholders”, “Receipts” and “Receiptholders” relate to Bearer Notes only.

For so long as any of the Notes are represented by a Global Note or a Global Certificate held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream”), or a sub-custodian for CDP, each person (other than Euroclear or Clearstream or CDP) who is for the time being shown in the records of Euroclear, Clearstream or CDP as the holder of a particular principal amount of such Notes (in which regard any certificate, notification, statement or other document issued by Euroclear, Clearstream or CDP as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated by the Issuer, the Guarantor, the Trustee and the Agents as the holder of such principal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such principal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note or the registered holder of the relevant Registered Global Note shall be treated by the Issuer, the Guarantor, the Trustee and any Agent as the holder of such principal amount of such Notes in accordance with and subject to the terms of the relevant Global Note or Global Certificate. The expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly.
2NO EXCHANGE OF NOTES AND TRANSFERS OF REGISTERED NOTES
(a)No Exchange of Notes: Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes may not be exchanged for Registered Notes.
(b)Transfer of Registered Notes: Subject to the terms of the Agency Agreement and Condition 2(f), one or more Registered Notes may be transferred upon the surrender (at the specified office of the relevant Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the relevant Registrar or the relevant Transfer Agent may require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the relevant Registrar and the Trustee, or by the relevant Registrar, with the prior approval of the Trustee, which shall be notified to the Issuer as soon as reasonably practicable following such change by the Registrar. A copy of the current regulations will be made available by the relevant Registrar to any Noteholder following prior written request and proof of holding and identity satisfactory to the relevant Registrar.
(c)Exercise of Options or Partial Redemption in Respect of Registered Notes: In the case of an exercise of an Issuer’s or Noteholders’ option in respect of, or a partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the relevant Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.
(d)Delivery of New Certificates: Each new Certificate to be issued pursuant to Conditions 2(b) or 2(c) shall be available for delivery within five business days of receipt of the form of transfer or Exercise Notice (as defined in Condition 6(e)) and surrender of the Certificate for transfer, exercise or redemption. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the relevant Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent or the relevant Registrar the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d), “business day” means a day, other than a Saturday, Sunday or public holiday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the relevant Registrar (as the case may be).
(e)Transfers Free of Charge: Transfers of Notes and Certificates on registration, transfer, exercise of an option or partial redemption shall be effected without charge by or on behalf of the Issuer, the Registrars or the Transfer Agents, but upon (i) payment by the relevant Noteholder of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity and/or security and/or prefunding as the relevant Registrar or the relevant Transfer Agent (as the case may be) may require);
(ii) the relevant Registrar or the relevant Transfer Agent (as the case may be) being satisfied in its absolute discretion with the documents of title and identity of the person making the application; and (iii) the relevant Registrar or the relevant Transfer Agent (as the case may be) being satisfied in its absolute discretion that the regulations concerning transfer of Notes have been complied with).

(f)Closed Periods: No Noteholder may require the transfer of a Registered Note to be registered:

(i)during the period of 15 days ending on the due date for redemption of, or payment of any Instalment Amount in respect of, that Note;

(ii)during the period of 15 days prior to any date on which the Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(d);

(iii)after any such Note has been called for redemption; or

(iv)during the period of seven days ending on (and including) any Record Date (as defined in Condition 7(b)(ii).

3GUARANTEE AND STATUS

(a)Guarantee: The Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressed to be payable by the Issuer under the Trust Deed, the Notes, the Receipts and the Coupons relating to them. Its obligations in that respect (the “Guarantee”) are contained in the Trust Deed.

(b)Status of Notes and Guarantee: The Notes and the Receipts and Coupons relating to them constitute direct, unconditional, unsubordinated and (subject to Condition 4) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Receipts and Coupons relating to them and of the Guarantor under the Guarantee shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4, at all times rank at least equally with all other unsecured and unsubordinated indebtedness and monetary obligations of the Issuer and the Guarantor respectively, present and future.

4NEGATIVE PLEDGE

So long as any Note remains outstanding (as defined in the Trust Deed), the Issuer and the Guarantor will not, and will not cause or permit any of the Restricted Subsidiaries of the Guarantor to, directly or indirectly, create or permit to subsist any Security of any kind against or upon any property or assets of the Guarantor or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless:

(a)in the case of Security securing Subordinated Indebtedness, the Notes or the Guarantee is secured by Security on such property, assets or proceeds that is senior in priority to such Security; or
(b)in all other cases, the Notes are secured equally and rateably therewith, except for:

(i)Security existing as of the Issue Date to the extent and in the manner such Security is in effect on the Issue Date;

(ii)Security securing the Obligations of the Issuer and Guarantor and the Obligations of the Restricted Subsidiaries of the Guarantor under any hedge facility;

(iii)Security securing the Notes or the Guarantee;

(iv)Security in favour of the Issuer or the Guarantor or a Wholly Owned Restricted Subsidiary of the Guarantor on assets of any Restricted Subsidiary of the Guarantor; and

(v)Permitted Security; or

(c)at the same time, or prior thereto, the Issuer’s obligations under the Notes, the Receipts, the Coupons and the Trust Deed or, as the case may be, the Guarantor’s obligations under the Guarantee have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

With respect to any Security securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Security shall also be permitted to secure any Increased Amount of such Indebtedness. For the purpose of these Conditions, “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, whether payable in cash or in kind, accretion or amortisation of original issue discount, imputed interest, the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

For the purposes of these Conditions, the terms:

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Guarantor or at the time it merges or consolidates with or into the Guarantor or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Guarantor or such acquisition, merger or consolidation.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Capital Stock” means:

(a)with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(b)with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Cash Equivalent” means:

(a)debt securities to be issued or directly and fully guaranteed or insured by any government as applicable, where the debt securities have not more than twelve months to final maturity and are not convertible into any other form of security;

(b)commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least P1 from Moody’s and A1 from S&P;

(c)certificates of deposit having not more than twelve months to maturity issued by a bank or financial institution incorporated or having a branch in a Participating Member State in the United Kingdom or the United States, provided that the bank is rated P1 by Moody’s or A1 by S&P;

(d)any cash deposit with any commercial bank or other financial institution, in each case whose long term unsecured, unsubordinated debt rating is at least A3 by Moody’s or A- by S&P;

(e)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank or financial institution meeting the qualifications specified in clause (d) above; and

(f)investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock and includes, without limitation, all series and classes of such common stock.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any Restricted Subsidiary of the Guarantor against fluctuations in currency values.

“Designated Revolving Commitments” means the amount or amounts of any commitments to make loans or extend credit on a revolving basis to the Guarantor or any of its Restricted Subsidiaries by any Person

other than the Guarantor or any of its Restricted Subsidiaries that has or have been designated (but only to the extent so designated) in an officers’ certificate delivered to the Trustee as “Designated Revolving Commitments” until such time as the
Obligors subsequently deliver an officers’ certificate to the Trustee to the effect that the amount or amounts of such commitments shall no longer constitute “Designated Revolving Commitments”.

“Disqualified Capital Stock” meansthat portion of any Capital Stock which, by itsterms(or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in each case, on or prior to the final maturity date of the Notes.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organised under the laws of the United States, any State thereof or the District of Columbia.

“Finance Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalised amount of such obligations at such date, determined in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of 11 July 2011.

“Indebtedness” means with respect to any Person, without duplication:

(a)all Obligations of such Person for borrowed money;

(b)all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)all Finance Lease Obligations and all Attributable Debt of such Person;

(d)all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding (i) trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e)all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit (i) securing Obligations (other than Obligations described in (a)-(d) above) entered into the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or (ii) that are otherwise cash collateralised;

(f)guarantees and other contingent obligations in respect of Indebtedness referred to in paragraphs (a) through (e) above and paragraph (h) below;

(g)all Obligations of any other Person of the type referred to in paragraphs (a) through (f) that are secured by any Security on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(h)all Obligations under Currency Agreements and Interest Swap Obligations of such Person;

(i)all Disqualified Capital Stock issued by such Person or Preferred Stock issued by such Person’s non-Domestic Restricted Subsidiaries with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and

(j)the aggregate amount of Designated Revolving Commitments in effect on such date.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Material Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the U.S. Securities Act of 1933, as amended.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Participating Member State” means each state, so described in any European Monetary Union legislation, which was a participating member state on 31 December 2003.

“Permitted Security” means the following types of security:

(a)Security for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Guarantor or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(b)statutory Security of landlords and Security of carriers, warehousemen, mechanics, suppliers, material men, repairmen and other Security imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(c)Security incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Security securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(d)judgment Security not giving rise to an Event of Default so long as such Security is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(e)easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Guarantor or any of its Restricted Subsidiaries;

(f)any interest or title of a lessor under any Finance Lease Obligation; provided that such Security does not extend to any property or assets which is not leased property subject to such Finance Lease

Obligation (other than other property that is subject to a separate lease from such lessor or any of its Affiliates);

(g)Security securing Purchase Money Indebtedness incurred in the ordinary course of business; provided that (i) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Guarantor or any Restricted Subsidiary of the Guarantor other than the property and equipment so acquired or other property that was acquired from such seller or any of its Affiliates with the proceeds of Purchase Money Indebtedness and (ii) the Security securing such Purchase Money Indebtedness shall be created within 360 days of such acquisition;

(h)Security upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(i)Security securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(j)Security securing Interest Swap Obligations;

(k)Security securing Indebtedness under Currency Agreements;

(l)Security securing Acquired Indebtedness; provided that:

(i)such Security secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor; and

(ii)such Security do not extend to or cover any property or assets of the Guarantor or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Guarantor or a Restricted Subsidiary of the Guarantor and are no more favourable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor;

(m)Security on assets of a Restricted Subsidiary of the Guarantor;
(n)leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries;

(o)banker’s Security, rights of setoff and similar Security with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(p)Security arising from filing Uniform Commercial Code financing statements regarding leases;

(q)Security in favour of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(r)Security (i) on inventory held by and granted to a local distribution company in the ordinary course of business and (ii) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Guarantor or any of its Restricted Subsidiaries for such amounts in the ordinary course of business;

(s)Security securing Indebtedness in respect of Sale and Leaseback Transactions;

(t)Security securing Indebtedness in respect of mortgage financings; and

(u)Securitywith respect to obligations (including Indebtedness) of the Guarantor or any of its Restricted Subsidiaries otherwise permitted under the applicable Indenture that do not exceed an amount equal to (x) 3.5 times (y) the Consolidated EBITDA of the Guarantor for the Four Quarter Period to and including the most recent fiscal quarter for which financial statements are internally available immediately preceding such date.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organisation, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person meansany Capital Stock of such Person that haspreferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of the Guarantor and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

“Restricted Subsidiary” of any Person meansany Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transactions” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Guarantor or a Restricted Subsidiary of any property, whether owned by the Guarantor or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.
“Security” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, in any event and not in limitation of the foregoing, a lease shall not be deemed to be a Security if such lease is classified as an operating lease under GAAP.

“Subordinated Indebtedness” means Indebtedness of the Issuer or the Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee, respectively.

“Subsidiary” with respect to any Person, means:

(a)any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(b)any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Guarantor or another Wholly Owned Restricted Subsidiary.

“Unrestricted Subsidiary” of any Person means:

(a)any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(b)any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Guarantor may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Security on any property of, the Guarantor or any other Subsidiary of the Guarantor that is not a Subsidiary of the Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Guarantor or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

5INTEREST AND OTHER CALCULATIONS

The amount payable in respect of the aggregate principal amount of Notes represented by a Global Certificate or a Global Note (as the case may be) shall be made in accordance with the methods of calculation provided for in the Conditions and the applicable Pricing Supplement, save that the calculation is made in respect of the total aggregate amount of the Notes represented by a Global Certificate or a Global Note (as the case may be), together with such other sums and additional amounts(if any) as may be payable under the Conditions.
(a)Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding principal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h).

(b)Interest on Floating Rate Notes (for Non-Singapore Dollar Notes only): This Condition 5(b) applies in respect of Floating Rate Notes which are Non-Singapore Dollar Notes:

(i)Interest Payment Dates: Each Floating Rate Note which is a Non-Singapore Dollar Note bears interest on its outstanding principal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date unless SORA Payment Delay is specified in the applicable Pricing Supplement, in which case interest will be payable in arrear on the specified business day as set out in the applicable Pricing Supplement following each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h). Such Interest Payment Date(s) is/are either shown hereon as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown hereon, Interest Payment Date shall mean each date which falls the number of months or other period shown hereon as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

(ii)Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is:

(A)the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event:

(x)such date shall be brought forward to the immediately preceding Business Day; and

(y)each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment;

(B)the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day;

(C)the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day; or

(D)the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.
(iii)Rate of Interest for Floating Rate Notes which are Non-Singapore Dollar Notes: The Rate of Interest in respect of Floating Rate Notes which are Non-Singapore Dollar Notes for each Interest Accrual Period shall be determined in the manner specified hereon and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified hereon.

(A)ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate and notified to the relevant Paying Agent. For the purposes of this Condition 5(b)(iii)(A), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent (as defined in the ISDA Definitions) under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(x)the Floating Rate Option is as specified hereon;

(y)the Designated Maturity is a period specified hereon;

(z)the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified hereon;

(aa) the Overnight Rate Compounding Method and the applicable number of business days for Lookback, Observation Period Shift, or Lockout as specified hereon; and

(bb) (1) Administrator/Benchmark Event shall be disapplied; and

(2) if the Temporary Non-Publication Fallback for any specified Floating Rate Option is specified to be “Temporary Non-Publication Fallback – Alternative Rate” in the Floating Rate Matrix of the 2021 ISDA Definitions, the reference to “Calculation Agent Alternative Rate Determination” in the definition of “Temporary Non-Publication Fallback – Alternative Rate” shall be replaced by “Temporary Non-Publication Fallback – Previous Day’s Rate”.

For the purposes of this Condition 5(b)(iii)(A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Overnight Rate Compounding Method”, “Lookback”, “Observation Period Shift”, “Lockout”, “Reset Date”, “Swap Transaction”, “Administrator/Benchmark Event” and “Temporary Non-Publication Fallback” have the meanings given to those terms in the ISDA Definitions.
(B)Screen Rate Determination for Floating Rate Notes where the Reference Rate is not specified as being SOFR Benchmark

(x)Where Screen Rate Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either:

(1)the offered quotation; or

(2)the arithmetic mean (rounded up, if necessary, to the nearest 5 decimal places) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at either 11:00 a.m. (Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified hereon as being other than EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided hereon;

(y)if the Relevant Screen Page is not available, or if sub-paragraph (x)(1) of Condition 5(b)(iii)(B) applies and no such offered quotation appears on the Relevant Screen Page or if sub-paragraph (x)(2) of Condition 5(b)(iii)(B) applies and fewer than three such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Issuer (or an Independent Adviser (as defined below in this Condition 5(b) appointed by it) shall request, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Issuer (or the Independent Adviser appointed by it) with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is EURIBOR, at approximately 11:00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Issuer (or the Independent Adviser appointed by it) with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as notified by the Issuer to, and as determined by, the Calculation Agent; and

(z)if sub-paragraph (y) of Condition 5(b)(iii)(B) applies and the Issuer (or the Independent Adviser appointed by it) determines that fewer than two Reference Banks are providing offered quotations, then, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Issuer (or the Independent Adviser appointed by it) by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is
EURIBOR, at approximately 11:00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is EURIBOR, the Euro-zone interbank market, as the case may be, or, if fewer than two of the Reference Banks provide the Issuer (or the Independent Adviser appointed by it) with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is EURIBOR, at approximately 11:00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Issuer (or the Independent Adviser appointed by it) it is quoting to leading banks in, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 5(b)(iii)(B), the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Accrual Period).

(C)Screen Rate Determination for Floating Rate Notes where the Reference Rate is specified as being SOFR Benchmark

Where Screen Rate Determination is specified hereon as the manner in which the Rate of Interest is to be determined where the Reference Rate is SOFR Benchmark, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be equal to the relevant SOFR Benchmark plus or minus the Margin (if any) in accordance with Condition 5(g), all as determined by he Calculation Agent on the relevant Interest Determination Date.

The “SOFR Benchmark” will be determined based on Compounded Daily SOFR or SOFR Index, as follows (subject in each case to Condition 5(l)):

(x)If Compounded Daily SOFR (“Compounded Daily SOFR”) is specified hereon as the manner in which the SOFR Benchmark will be determined, the SOFR Benchmark for each Interest Accrual Period shall be equal to the compounded average of daily SOFR reference rates for each day during the relevant Interest Accrual Period (where SOFR Lookback is specified as applicable hereon to determine Compounded Daily SOFR) or the SOFR Observation Period (where SOFR Observation Shift is specified as applicable hereon to determine Compounded Daily SOFR).
Compounded Daily SOFR shall be calculated by the Calculation Agent in accordance with one of the formulas referenced below depending upon which is specified as applicable in the applicable Pricing Supplement:

(I)SOFR Lookback:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 per cent. being rounded upwards (e.g., 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654) and 9.876545 per cent. (or 0.09876545) being rounded up to 9.87655 per cent. (or 0.0987655) and where:

“d” means the number of calendar days in the relevant Interest Accrual Period;

“do” means the number of U.S. Government Securities Business Days in the relevant Interest Accrual Period;

“i” means a series of whole numbers ascending from one to do representing each relevant U.S. Government Securities Business Day from (and including) the first U.S. Government Securities Business Day in the relevant Interest Accrual Period (each a “U.S. Government Securities Business Day(i)”);

“Lookback Days” means five U.S. Government Securities Business Days (or such other larger number of U.S. Government Securities Business Days as specified in the applicable Pricing Supplement);

“ni”, for any U.S. Government Securities Business Day(i), means the number of calendar days from (and including) such U.S. Government Securities Business Day(i) up to (but excluding) the following U.S. Government Securities Business Day(i); and

“SOFRi-xUSBD” for any U.S. Government Securities Business Day(i) in the relevant Interest Accrual Period, is equal to the SOFR reference rate for the U.S. Government Securities Business Day falling the number of Lookback Days prior to that U.S. Government Securities Business Day(i).

(II) SOFR Observation Shift:
with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 per cent. being rounded upwards (e.g., 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654) and 9.876545 per cent. (or 0.09876545) being rounded up to 9.87655 per cent. (or 0.0987655) and where:

“d” means the number of calendar days in the relevant SOFR Observation Period;

“do” means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;

“i” means a series of whole numbers ascending from one to do, representing each U.S. Government Securities Business Day from (and including) the first U.S. Government Securities Business Day in the relevant SOFR Observation Period (each a “U.S. Government Securities Business Day(i)”);

“ni”, for any U.S. Government Securities Business Day(i), means the number of calendar days from (and including) such U.S. Government Securities

Business Day(i) up to (but excluding) the following U.S. Government Securities Business Day(i);

“SOFRi” for any U.S. Government Securities Business Day(i) in the relevant SOFR Observation Period, is equal to the SOFR reference rate for that U.S. Government Securities Business Day(i);

“SOFR Observation Period” means, in respect of an Interest Accrual Period, the period from (and including) the date falling the number of SOFR Observation Shift Days prior to the first day of such Interest Accrual Period to (but excluding) the date falling the number of SOFR Observation Shift Days prior to the Interest Period Date for such Interest Accrual Period; and

“SOFR Observation Shift Days” means five U.S. Government Securities Business Days (or such other larger number of U.S. Government Securities Business Days as specified in the applicable Pricing Supplement).
The following defined terms shall have the meanings set out below for purpose of this Condition 5(b)(iii)(C)(x):

“Bloomberg Screen SOFRRATE Page” means the Bloomberg screen designated “SOFRRATE” or any successor page or service;

“Reuters Page USDSOFR=” means the Reuters page designated “USDSOFR=” or any successor page or service;

“SOFR” means, in respect of a U.S. Government Securities Business Day, the reference rate determined by the Calculation Agent in accordance with the following provision:

(i)the Secured Overnight Financing Rate published at the SOFR Determination Time as such reference rate is reported on the Bloomberg Screen SOFRRATE Page; the Secured Overnight Financing Rate published at the SOFR Determination Time as such reference rate is reported on the Reuters Page USDSOFR=; or the Secured Overnight Financing Rate published at the SOFR Determination Time on the SOFR Administrator’s Website;

(ii)if the reference rate specified in (i) above does not appear and a SOFR Benchmark Transition Event and its related SOFR Benchmark Replacement Date have not occurred, the SOFR reference rate shall be the reference rate published on the SOFR Administrator’s Website for the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website; or

(iii)if the reference rate specified in (i) above does not appear and a SOFR Benchmark Transition Event and its related SOFR Benchmark Replacement Date have occurred, the provisions set forth in Condition 5(l)(ii) shall apply as specified hereon;

“SOFR Rate Cut-Off Date” means the date that is five U.S. Government Securities Business Days (or such other larger number of U.S. Government Securities Business Days as specified in the applicable Pricing Supplement) prior to the end of the relevant Interest Accrual Period, the Maturity Date or the relevant Optional Redemption Date, as applicable; and

“SOFR Determination Time” means approximately 3:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day.

(y)If SOFR Index (“SOFR Index”) is specified as applicable hereon, the SOFR Benchmark for each Interest Accrual Period shall be equal to the compounded average of daily SOFR reference rates for each day during the relevant SOFR Observation Period as calculated by the Calculation Agent as follows:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 per cent. being rounded upwards (e.g., 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654) and 9.876545 per cent. (or 0.09876545) being rounded up to 9.87655 per cent. (or 0.0987655) and where:

“SOFR Index” means, in respect of a U.S. Government Securities Business Day, the SOFR Index value as published on the SOFR Administrator’s Website at the SOFR Index Determination Time on such U.S. Government Securities Business Day, provided that:

(I)if the value specified above does not appear and a SOFR Benchmark Transition Event and its related SOFR Benchmark Replacement Date have not occurred, the “SOFR Index” shall be calculated on any Interest Determination Date with respect to an Interest Accrual Period, in accordance with the Compounded Daily SOFR formula described above in Condition 5(b)(iii)(C)(x)(II) “SOFR Observation Shift”, and the term “SOFR Observation Shift Days” shall mean five U.S.
Government Securities Business Days; or

(II)if the value specified above does not appear and a SOFR Benchmark Transition Event and its related SOFR Benchmark Replacement Date have occurred, the provisions set forth in Condition 5(l)(ii) shall apply;

“SOFR IndexEnd” means, in respect of an Interest Accrual Period, the SOFR Index value on the date that is five U.S. Government Securities Business Days (or such other larger number of U.S. Government Securities Business Days as specified in the applicable Pricing Supplement) prior to the Interest Period Date for such Interest Accrual Period (or in the final Interest Accrual Period, the Maturity Date);

“SOFR IndexStart” means, in respect of an Interest Accrual Period, the SOFR Index value on the date that is five U.S. Government Securities Business Days (or such other larger number of U.S. Government Securities Business Days as specified in the applicable Pricing Supplement) prior to the first day of such Interest Accrual Period;
“SOFR Index Determination Time” means, in respect of a U.S. Government Securities Business Day, approximately 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day;

“SOFR Observation Period” means, in respect of an Interest Accrual Period, the period from (and including) the date falling the number of SOFR Observation Shift Days prior to the first day of such Interest Accrual Period to (but excluding) the date falling the number of SOFR Observation Shift Days prior to the Interest Period Date for such Interest Accrual Period;

“SOFR Observation Shift Days” means five U.S. Government Securities Business Days (or such other larger number of U.S. Government Securities Business Days as specified in the applicable Pricing Supplement); and

“dc” means the number of calendar days in the applicable SOFR Observation Period.

The following defined terms shall have the meanings set out below for purpose of this Condition 5(b)(iii)(C)(y):

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such hereon or, if none is so specified, where SOFR Benchmark is specified hereon as the Reference Rate and where SOFR Observation Shift is specified in the applicable Pricing Supplement to determine Compounded Daily SOFR or where SOFR Index is specified as applicable hereon, the fifth U.S. Government Securities Business Day prior to the last day of each Interest Accrual Period;

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source;

“SOFR Benchmark Replacement Date” means the date of occurrence of a Benchmark Event with respect to the then-current SOFR Benchmark;

“SOFR Benchmark Transition Event” means the occurrence of a Benchmark Event with respect to the then-current SOFR Benchmark; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(iv)Independent Adviser. For the purposes of this Condition 5(b) and Condition 5(c), “Independent Adviser” means an independent financial institution of good repute or an independent financial adviser with appropriate expertise (which shall not be the Calculation Agent) appointed by (and at the expense of) the Issuer for the purposes of this Condition 5(b) or Condition 5(c) and notified in writing by the Issuer to the Calculation Agent and the Trustee.
(c)Interest on Floating Rate Notes (for Singapore Dollar Notes only): This Condition 5(c) applies in respect of Floating Rate Notes which are Singapore Dollar Notes:

(i)Interest Payment Dates: Each Floating Rate Note which is a Singapore Dollar Note bears interest on its outstanding principal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date unless SORA Payment Delay is specified in the applicable Pricing Supplement, in which case interest will be payable in arrear on the specified business day as set out in the applicable Pricing Supplement following each Interest Payment Date. Such Interest Payment Date(s) is/are either shown hereon as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown hereon, Interest Payment Date shall mean each date which falls the number of months or other period specified hereon as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

(ii)Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then if the Business Day Convention specified is:

(A)the Floating Rate Business Day Convention, such date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event:

(x)such date shall be brought forward to the immediately preceding Business Day; and

(y)each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment;

(B)the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day;

(C)the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day; or

(D)the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

(iii)Determination of Rate of Interest: The Rate of Interest payable from time to time in respect of each Floating Rate Note which is a Singapore Dollar Note will be determined by the Calculation Agent on the basis of the following provisions:

(A)Screen Rate Determination for Floating Rate Notes where the Reference Rate is specified as being SORA Benchmark (“SORA Notes”):

For each Floating Rate Note where the Reference Rate is specified as being SORA Benchmark, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be equal to the relevant SORA Benchmark plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any) in accordance with Condition 5(g).
The “SORA Benchmark” will be determined based on Compounded Daily SORA or SORA Index Average, as follows (subject in each case to Condition 5(g)(iii):

(x)If Compounded Daily SORA is specified in the applicable Pricing Supplement as the manner in which the SORA Benchmark will be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be Compounded Daily SORA (as defined below) plus or minus the Margin:

(I)where “Lockout” is specified as the Observation Method in the applicable Pricing Supplement:

“Compounded Daily SORA” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment during such Interest Accrual Period (with the reference rate for the calculation of interest being the daily Singapore Overnight Rate Average) calculated in accordance with the formula set forth below by the Calculation Agent (or such other party responsible for the calculation of the Rate of Interest, as specified in the applicable Pricing Supplement) on the Interest Determination Date, with the resulting percentage being rounded, if necessary, to the nearest one ten-thousandth of a percentage point (0.0001 per cent.), with 0.00005 per cent. being rounded upwards.

where:

“d” is the number of calendar days in the relevant Interest Accrual Period;

“do”, for any Interest Accrual Period, is the number of Singapore Business Days in the relevant Interest Accrual Period;

“i”, for the relevant Interest Accrual Period, is a series of whole numbers from one to do, each representing the relevant Singapore Business Days in chronological order from, and including, the first Singapore Business Day in such Interest Accrual Period to the last Singapore Business Day in such Interest Accrual Period (each a “Singapore Business Day “i””);

“Interest Determination Date” means the Singapore Business Day immediately following the Rate Cut-off Date;

“ni”, for any Singapore Business Day “i”, is the number of calendar days from and including such Singapore Business Day “i” up to but excluding the following Singapore Business Day;
“p” means five Singapore Business Days (or such other number of Singapore Business Days as specified in the applicable Pricing Supplement);

“Rate Cut-Off Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date falling “p” Singapore Business Days prior to the Interest Payment Date in respect of the relevant Interest Accrual Period;

“Singapore Business Day” or “SBD” means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks settle payments in Singapore;

“SORA” means, in respect of any Singapore Business Day “i”, a reference rate equal to the daily Singapore Overnight Rate Average published by the Monetary Authority of Singapore (or a successor administrator), as the administrator of the benchmark, on the Monetary Authority of Singapore’s website currently at http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorised distributors) (the “Relevant Screen Page”) on the Singapore Business Day immediately following such Singapore Business Day “i”;

“SORAi” means, in respect of any Singapore Business Day “i” falling in the relevant Interest Accrual Period:

(a)if such Singapore Business Day is a SORA Reset Date, the reference rate equal to SORA in respect of that Singapore Business Day; and

(b)if such Singapore Business Day is not a SORA Reset Date (being a Singapore Business Day falling in the Suspension Period), the reference rate equal to SORA in respect of the first Singapore Business Day falling in the Suspension Period (the “Suspension Period

SORAi”) (such first day of the Suspension Period coinciding with the Rate Cut-Off Date). For the avoidance of doubt, the Suspension Period SORAi; shall apply to each day falling in the relevant Suspension Period;

“SORA Reset Date” means, in relation to any Interest Accrual Period, each Singapore Business Day during such Interest Accrual Period, other than any Singapore Business Day falling in the Suspension Period corresponding with such Interest Accrual Period; and

“Suspension Period” means, in relation to any Interest Accrual Period, the period from (and including) the date falling “p” Singapore Business Day prior to the Interest Payment Date in respect of the relevant Interest Accrual Period (such Singapore Business Day coinciding with the Rate Cut-Off Date) to (but excluding) the Interest Payment Date of such Interest Accrual Period.
(II)where “Lookback” is specified as the Observation Method in the applicable Pricing Supplement:

“Compounded Daily SORA” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment during the Observation Period corresponding to such Interest Accrual Period (with the reference rate for the calculation of interest being the daily Singapore Overnight Rate Average) calculated in accordance with the formula set forth below by the Calculation Agent (or such other party responsible for the calculation of the Rate of Interest, as specified in the applicable Pricing Supplement) on the Interest Determination Date, with the resulting percentage being rounded, if necessary, to the nearest one ten-thousandth of a percentage point (0.0001 per cent.), with 0.00005 per cent. being rounded upwards.
where:

“d” is the number of calendar days in the relevant Interest Accrual Period;

“do”, for any Interest Accrual Period, is the number of Singapore Business Days in the relevant Interest Accrual Period;

“i”, for the relevant Interest Accrual Period, is a series of whole numbers from one to do, each representing the relevant Singapore Business Days in chronological order from, and including, the first Singapore Business Day in such Interest Accrual Period to the last Singapore Business Day in such Interest Accrual Period (each a “Singapore Business Day “i””);

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date falling one Singapore Business Day after the end of each Observation Period;

“ni”, for any Singapore Business Day “i”, is the number of calendar days from and including such Singapore Business Day “i” up to but excluding the following Singapore Business Day;

“Observation Period” means, for the relevant Interest Accrual Period, the period from, and including, the date falling “p” Singapore Business Days prior to the first day of such Interest Accrual Period (and the first Interest Accrual Period shall begin on and include the Interest Commencement Date) and to, but excluding, the date falling “p” Singapore Business Days prior to the Interest Payment Date at the end of such Interest Accrual Period (or the date falling “p” Singapore Business Days prior to such earlier date, if any, on which the SORA Notes become due and payable);
“p” means five Singapore Business Days (or such other number of Singapore Business Days as specified in the applicable Pricing Supplement);

“Singapore Business Day” or “SBD” means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks settle payments in Singapore;

“SORA” means, in respect of any Singapore Business Day “i”, a reference rate equal to the daily Singapore Overnight Rate Average published by the Monetary Authority of Singapore (or a successor administrator), as the administrator of the benchmark, on the Monetary Authority of Singapore’s website currently at http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorised distributors) (the “Relevant Screen Page”) on the Singapore Business Day immediately following such Singapore Business Day “i”; and

“SORAi– p SBD” means, in respect of any Singapore Business Day “i” falling in the relevant Interest Accrual Period, the reference rate equal to SORA in respect of the Singapore Business Day falling “p” Singapore Business Days prior to the relevant Singapore Business Day “i”.

(III)where “Backward Shifted Observation Period” is specified as the Observation Method in the applicable Pricing Supplement:

“Compounded Daily SORA” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment during the Observation Period corresponding to such Interest Accrual Period (with the reference rate for the calculation of interest being the daily Singapore Overnight Rate Average) calculated in accordance with the formula set forth below by the Calculation Agent (or such other party responsible for the calculation of the Rate of Interest, as specified in the applicable Pricing Supplement) on the Interest Determination Date, with the resulting percentage being rounded, if necessary, to the nearest one ten-thousandth of a percentage point (0.0001 per cent.), with 0.00005 per cent. being rounded upwards.

where:

“d” is the number of calendar days in the relevant Observation Period;

“do”, for any Interest Accrual Period, is the number of Singapore Business Days in the relevant Observation Period;
“i”, for the relevant Interest Accrual Period, is a series of whole numbers from one to do, each representing the relevant Singapore Business Days in chronological order from, and including, the first Singapore Business Day in such Observation Period to the last Singapore Business Day in such Observation Period (each a “Singapore Business Day “i””);

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date falling one Singapore Business Day after the end of each Observation Period;

“ni”, for any Singapore Business Day “i”, is the number of calendar days from and including such Singapore Business Day “i” up to but excluding the following Singapore Business Day;

“Observation Period” means, for the relevant Interest Accrual Period, the period from, and including, the date falling “p” Singapore Business Days prior to the first day of such Interest Accrual Period (and the first Interest Accrual Period shall begin on and include the Interest Commencement Date) and to, but excluding, the date falling “p” Singapore Business Days prior to the Interest Payment Date at the end of such Interest Accrual Period (or the date falling “p” Singapore Business Days prior to such earlier date, if any, on which the SORA Notes become due and payable);

“p” means five Singapore Business Days (or such other number of Singapore Business Days as specified in the applicable Pricing Supplement);

“Singapore Business Day” or “SBD” means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks settle payments in Singapore;

“SORA” means, in respect of any Singapore Business Day “i”, a reference rate equal to the daily Singapore Overnight Rate Average published by the Monetary Authority of Singapore (or a successor administrator), as the administrator of the benchmark, on the Monetary Authority of Singapore’s website currently at http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorised distributors) (the “Relevant Screen Page”) on the Singapore Business Day immediately following such Singapore Business Day “i”; and

“SORAi” means, in respect of any Singapore Business Day “i” falling in the relevant Observation Period, the reference rate equal to SORA in respect of that Singapore Business Day.
(IV)where “Payment Delay” is specified as the Observation Method in the applicable Pricing Supplement:

“Compounded Daily SORA” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment during such Interest Accrual Period (with the reference rate for the calculation of interest being the daily Singapore Overnight Rate Average) calculated in accordance with the formula set forth below by the Calculation Agent (or such other party responsible for the calculation of the Rate of Interest, as specified in the applicable Pricing Supplement) on the Interest Determination Date, with the resulting percentage being rounded, if necessary, to the nearest one ten-thousandth of a percentage point (0.0001%), with 0.00005% being rounded upwards.
where:
“d” is the number of calendar days in the relevant Interest Accrual Period;

“do”, for any Interest Accrual Period, is the number of Singapore Business Days in the relevant Interest Accrual Period;

“i”, for the relevant Interest Accrual Period, is a series of whole numbers from one to do, each representing the relevant Singapore Business Days in chronological order from, and including, the first Singapore Business Day in such Interest Accrual Period to, but excluding, the last Singapore Business Day in such Interest Accrual Period (each a “Singapore Business Day “i””);

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date falling one Singapore Business Day after the end of each Interest Accrual Period, provided that the Interest Determination Date with respect to the final Interest Accrual Period will be the SORA Rate Cut-Off Date;

“nI”, for any Singapore Business Day “i”, is the number of calendar days from and including such Singapore Business Day “i” up to but excluding the following Singapore Business Day;

“Singapore Business Day” or “SBD” means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks settle payments in Singapore;

“SORA” means, in respect of any Singapore Business Day “i”, a reference rate equal to the daily Singapore Overnight Rate Average published by the Monetary Authority of Singapore (or a successor administrator), as the administrator of the benchmark, on the Monetary Authority of Singapore’s website currently at http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorised distributors) (the “Relevant Screen Page”) on the Singapore Business Day immediately following such day “i”;

“SORAi” means, in respect of any Singapore Business Day falling in the relevant Interest Accrual Period, the reference rate equal to SORA in respect of that Singapore Business Day; and

“SORA Rate Cut-Off Date” means the date that is five Singapore Business Days (or such other number of Singapore Business Days as specified in the applicable Pricing Supplement) prior to the Maturity Date or the relevant redemption date, as applicable.

For the purposes of calculating Compounded Daily SORA with respect to the final Interest Accrual Period ending on the Maturity Date or the redemption date, the level of SORA for each Singapore Business Day in the period from (and including) the SORA Rate Cut-Off Date to (but excluding) the Maturity Date or the relevant redemption date, as applicable, shall be the level of SORA in respect of such SORA Rate Cut-Off Date.

(y)For each Floating Rate Note where the Reference Rate is specified as being SORA Benchmark and determined based on SORA Index Average (“SORA Index Average”), the SORA Benchmark for each Interest Accrual Period shall be equal to the value of the SORA rates for each day during the relevant Interest Accrual Period as calculated by the Calculation Agent on the relevant Interest Determination Date as follows:

and the resulting percentage being rounded if necessary to the nearest one ten-thousandth of a percentage point (0.0001%), with 0.00005% being rounded upwards, where:

“dc” means the number of calendar days from (and including) the SORA IndexStart to (but excluding) the SORA IndexEnd;

“Singapore Business Day” means any day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks settle payments in Singapore;

“SORA Index” means, in relation to any Singapore Business Day, the SORA Index as published by the Monetary Authority of Singapore (or a successor administrator), as the administrator of the benchmark, on the Monetary Authority of Singapore’s website currently at http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorised distributors) at the SORA Index Determination Time, provided that if the SORA Index does not so appear at the SORA Index Determination Time, then:

(I)if a SORA Index Cessation Event has not occurred, the “SORA Index Average” shall be calculated on any Interest Determination Date with respect to an Interest Accrual Period, in accordance with the Compounded Daily SORA formula described above in Condition 5(c)(iii)(A)(x)(III), and the Observation Period shall be calculated with reference to the number of Singapore Business Days preceding the first date of the relevant Interest Accrual Period that is used in the definition of SORA IndexStart as specified in the applicable Pricing Supplement; or

(II)if a SORA Index Cessation Event has occurred, the provisions set forth in Condition 5(l)(iii) shall apply;

“SORA IndexEnd” means the SORA Index value on the date falling five Singapore Business Days (or such other number of Singapore Business Days as specified in the applicable Pricing Supplement) preceding the Interest Period End Date relating to such Interest Accrual Period;

“SORA IndexStart” means the SORA Index value on the date falling five Singapore Business Days (or such other number of Singapore Business Days as specified in the applicable Pricing Supplement) preceding the first date of the relevant Interest Accrual Period; and

“SORA Index Determination Time” means, in relation to any Singapore Business Day, approximately 3:00 p.m. (Singapore time) on such Singapore Business Day.

(z)Subject to Condition 5(l)(iii), if by 5:00 p.m., Singapore time, on the Singapore Business Day immediately following a day “i” or Singapore Business Day “i” (as applicable), SORA in respect of such day “i” or Singapore Business Day “i” (as applicable) has not been published and a Benchmark Event has not occurred, then SORA for that day “i” or Singapore Business Day “i” (as applicable) will be SORA as published in respect of the Singapore Business Day first preceding that day “i” or Singapore Business Day “i” (as applicable) for which SORA was published.

(aa) In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions by the Calculation Agent, subject to Condition 5(l)(iii), the Rate of Interest shall be:

(I)that determined as at the last preceding Interest Determination Date or, as the case may be, Rate Cut-off Date (though substituting, where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest (as specified in the applicable Pricing Supplement) relating to the relevant Interest Accrual Period in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Accrual Period); or
(II)if there is no such preceding Interest Determination Date or, as the case may be, Rate Cut-off Date, the initial Rate of Interest which would have been applicable to such SORA Notes for the first Interest Accrual Period had the SORA Notes been in issue for a period equal in duration to the scheduled first Interest Accrual Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin and any Maximum Rate of Interest or Minimum Rate of Interest applicable to the first Interest Accrual Period).

(bb) If the SORA Notes become due and payable in accordance with Condition 10, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the applicable Pricing Supplement, be deemed to be the date on which such SORA Notes became due and payable (with corresponding adjustments being deemed to be made to the relevant SORA formula) and the Rate of Interest on such SORA Notes shall, for so long as any such SORA Note remains outstanding, be that determined on such date.

(B)On the last day of each Interest Accrual Period (except as otherwise specified in the applicable Pricing Supplement), the Issuer will pay interest on each Floating Rate Note referred to under Condition 5(b) or this Condition 5(c), as applicable, to which such Interest Accrual Period relates at the Rate of Interest for such Interest Accrual Period.

(C)If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than any of the Reference Rates referred to above in Condition 5(b) or this Condition 5(c), the Interest Rate in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(d)Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)(i).

(e)Dual Currency Notes: In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to a Rate of Exchange or a method of calculating Rate of Exchange, the rate or amount of interest payable shall be determined in the manner specified hereon.

(f)Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 8).
(g)Margin, Maximum/Minimum Rates of Interest, Instalment Amounts and Redemption Amounts and Rounding:
(i)If any Margin is specified hereon (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with this Condition 5 by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin, subject always to Condition 5(g)(ii).
(ii)If any Maximum Rate of Interest or Minimum Rate of Interest, Instalment Amount or Redemption Amount is specified hereon, then any Rate of Interest, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.
(iii)For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified):
(I)all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up);
(II)all figures shall be rounded to seven significant figures (with halves being rounded up); and
(III)all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halvesbeingrounded up), save in the case of yen, which shall be rounded down to the nearest yen.
For these purposes, “unit” means the lowest amount of such currency that is available as legal tender in the country of such currency.

(h)Calculations: The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount specified hereon, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated.

(i)Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts and Instalment Amounts: The Calculation Agent shall, as soon as practicable on each Interest Determination Date, or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, calculate the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or Instalment Amount, make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or any Instalment Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Noteholders and any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b)(ii) or Condition 5(c)(ii), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition 5 and notified to the Trustee, the Issuer, each of the Paying Agents, and any other Calculation Agent appointed in respect of the Notes but no publication to Noteholders of the Rate of Interest or the Interest Amount so calculated need be made. The determination of any rate or amount and the making of each determination or calculation by the Calculation Agent(s) shall be final and binding upon all parties.

(j)Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Business Day” means a day, other than a Saturday, Sunday or public holiday, on which banks are open for business in the place of the specified office of the relevant Paying Agent, and:

(i)in the case of Notes denominated in a currency other than Singapore dollars or euros, a day (other than a Saturday, Sunday or public holiday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency; and/or

(ii)in the case of Notes denominated in euros, a day on which T2 is operating (a “TARGET Business Day”) and a day (other than a Saturday, Sunday or public holiday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency; and/or

(iii)in the case of Singapore Dollar Notes:

(A)if cleared through the CDP System, a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks settle payments in Singapore; and

(B)if cleared through Euroclear and Clearstream, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in London and Singapore; and/or
(iv)in the case of a currency and/or one or more Business Centres, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency in the Business Centre(s) or, if no currency is indicated, generally in each of the Business Centres; and/or

(v)a day (other than a Saturday, Sunday or public holiday) on which the relevant clearing system is operating.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or an Interest Accrual Period, the “Calculation Period”):

(i)if “Actual/Actual” or “Actual/Actual – ISDA” is specified hereon, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(ii)if “Actual/365 (Fixed)” is specified hereon, the actual number of days in the Calculation Period divided by 365;

(iii)if “Actual/360” is specified hereon, the actual number of days in the Calculation Period divided by 360;

(i)if “30/360”, “360/360” or “Bond Basis” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;
(vi)if “30E/360” or “Eurobond Basis” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30;

(vi) if “30E/360 (ISDA)” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless(i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and

(vii)if “Actual/Actual-ICMA” is specified hereon,

(I)if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and

(II)if the Calculation Period is longer than one Determination Period, the sum of:

(x)the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of
(1)the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and

(y) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year, where:

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and

“Determination Date” means the date(s) specified as such hereon or, if none is so specified, the Interest Payment Date(s).

“euros” means the lawful currency of member states of the European Union that adopt the single currency introduced in accordance with the Treaty establishing the European Community, as amended from time to time.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended.

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Amount” means:

(i)in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified hereon, shall mean the Fixed Coupon Amount or Broken Amount specified hereon as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and

(ii)in respect of any other period, the amount of interest payable per Calculation Amount for that period.

“Interest Commencement Date” means the Issue Date or such other date as may be specified hereon.

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the applicable Pricing Supplement or, if none is so specified:

(i)the first day of such Interest Accrual Period if the Specified Currency is Sterling;

(ii)the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro;

(iii)the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro;

(iv)(where SOFR Benchmark is specified in the applicable Pricing Supplement as the Reference Rate) the fifth U.S. Government Securities Business Day (or as otherwise specified in the applicable Pricing Supplement) prior to the last day of each Interest Accrual Period; or

(v)(where SORA Benchmark is specified in the applicable Pricing Supplement as the Reference Rate) the meaning given to it in Conditions 5(c)(iii)(A)(x)(I), 5(c)(iii)(A)(x)(II), 5(c)(iii)(A)(x)(III) or 5(c)(iii)(A)(x)(IV), as applicable.

“Interest Period” means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date.

“Interest Period Date” means each Interest Payment Date unless otherwise specified hereon.

“ISDA Definitions” means the latest version of the 2021 ISDA Interest Rate Derivative Definitions, including any Matrices referred to therein, published by the International Swaps and Derivatives Association, Inc. as at the Issue Date of the first Tranche of the Notes, unless otherwise specified in the applicable Pricing Supplement, provided that (i) references to a “Confirmation” in the ISDA Definitions should instead be read as references to the Notes; (ii) references to a “Calculation Period” in the ISDA Definitions should instead be read as references to an “Interest Accrual Period”.

“PRC” means the People’s Republic of China excluding the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.
“Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions hereon.

“Reference Banks” means in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market selected by the Issuer and notified in writing to the Calculation Agent or as specified hereon.

“Reference Rate” means the rate specified as such hereon.

“Relevant Screen Page” means such page, section, caption, column or other part of a particular information service as may be specified hereon or such other page, section, caption, column or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate.

“Singapore dollars” and “S$” means the lawful currency for the time being of the Republic of Singapore.

“Specified Currency” means the currency specified as such hereon or, if none is specified, the currency in which the Notes are denominated.

“Sterling” and “£” means the lawful currency for the time being in the United Kingdom.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor or replacement for that system.

“U.S. dollars” means the lawful currency for the time being of the United States of America.

(k)Calculation Agents: The Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them hereon and for so long as any Note is outstanding (as defined in the Trust Deed). Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under these Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Accrual Period or to calculate any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. No Calculation Agent appointed in respect of the Notes may resign its duties without a successor having been appointed as aforesaid, save that a Calculation Agent may resign without a successor having been so appointed if a Benchmark Event occurs.

(l)Benchmark Discontinuation:

(i)Benchmark Discontinuation (General)
Where the applicable Pricing Supplement specifies this Condition 5(l)(i) (Benchmark Discontinuation (General) as applicable:

(A)Independent Adviser

If a Benchmark Event occurs in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, the Issuer shall use its reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to determine a Successor Rate, failing which an Alternative Rate (in accordance with Condition 5(l)(i)(B) and, in either case, an Adjustment Spread (in accordance with Condition 5(l)(i)(C)) and any Benchmark Amendments (in accordance with Condition 5(l)(i)(D). In making such determination, the Independent Adviser appointed pursuant to this Condition 5(l)(i) shall act in good faith and in consultation with the Issuer and in a commercially reasonable manner as an expert. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Guarantor, the Trustee, the Paying Agents, the Noteholders, the Receiptholders or the Couponholders for any determination made by it pursuant to this Condition 5(l)(i).

If (1) the Issuer is unable to appoint an Independent Adviser; or (2) the Independent Adviser appointed by it fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 5(l)(i) prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest. Where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Period shall be substituted in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Period. For the avoidance of doubt, this paragraph shall apply to the relevant next succeeding Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustment as provided in, the first paragraph of this Condition 5(l)(i)(A).

(B)Successor Rate or Alternative Rate

If the Independent Adviser (in consultation with the Issuer) determines that:

(aa) there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(l)(i); or
(bb) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes(subject to the operation of this Condition 5(l)(i).

(C)Adjustment Spread

The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Independent Adviser (in consultation with the Issuer) is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread.

(D)Benchmark Adjustments

If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined in accordance with this Condition 5(l)(i) and the Independent Adviser (in consultation with the Issuer), determines (1) that amendments to these Conditions and/or the Trust Deed are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) the applicable Adjustment Spread (such amendments, the “Benchmark Amendments”) and (2) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 5(l)(i)(E), without any requirement for the consent or approval of Noteholders, the Trustee or the Agents, vary these Conditions, the Trust Deed and/or the Agency Agreement to give effect to such Benchmark Amendments with effect from the date specified in such notice.

At the request of the Issuer, but subject to receipt by the Trustee and the Agents of a certificate in English signed by an Authorised Signatory of the Issuer pursuant to Condition 5(l)(i)(E), the Trustee and the Agents shall (at the request of the Issuer and at the expense of the Issuer, failing whom the Guarantor), without any requirement for the consent or approval of the Noteholders, be obliged to concur with the Issuer in effecting any Benchmark Amendments (including, inter alia, by the execution of a deed or document supplemental to or amending the Trust Deed and/or the Agency Agreement) (and the Trustee and the Agents shall not be liable to any Noteholder or any other person for any consequences thereof), provided that the Trustee and the Agents shall not be obliged so to concur if in the opinion of the Trustee or the relevant Agent, as applicable, doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee or that Agent in these Conditions, the Trust Deed and/or the Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or supplemental agency agreement) in any way.
In connection with any such variation in accordance with this Condition 5(l)(i)(D), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

Notwithstanding any other provision of this Condition 5(l)(i), none of the Trustee or the Agents is obliged to concur with the Issuer or the Independent Adviser in respect of any changes or amendments as contemplated under this Condition 5(l)(i) to which, in the opinion of the Trustee or that Agent, as the case may be, would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee or that Agent, as the case may be, in the Trust Deed, the Agency Agreement and/or these Conditions, as the case may be.

Notwithstanding any other provision of this Condition 5(l)(i), if following the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments (if any), in the Calculation Agent’s opinion there is any uncertainty between two or more alternative courses of action in making any determination or calculation under this Condition 5(l)(i), the Calculation Agent shall notify the Issuer thereof as soon as reasonably practicable and the Issuer shall direct the Calculation Agent in writing as to which alternative course of action to adopt. If the Calculation Agent is not provided with such direction or is otherwise unable to make such calculation or determination, it shall notify the Issuer thereof and the Calculation Agent shall be under no obligation to make such calculation or determination until such direction is provided and shall not incur any liability to the Issuer, the Guarantor, Noteholders, Couponholders or any other person for not doing so.

(E)Notices, etc.

Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments, determined under this Condition 5(l)(i) will be notified promptly and at least five business days prior to the relevant Interest Determination Date by the Issuer to the Trustee and the Agents and, in accordance with Condition 16, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.

No later than notifying the Trustee and the Agents of the same, the Issuer shall deliver to the Trustee and the Agents a certificate in English signed by an Authorised Signatory of the Issuer:

(aa) confirming (1) that a Benchmark Event has occurred, (2) the Successor Rate or, as the case may be, the Alternative Rate, (3) the applicable Adjustment Spread and (4) the specific terms of any Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this Condition 5(l)(i); and

(bb) certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread.
Each of the Trustee and the Agents shall be entitled to rely conclusively on such certificate (without liability to any person) as sufficient evidence thereof and none of them shall be liable to the Issuer, the Guarantor, the Noteholders, the Couponholders or any other person for so doing. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error or bad faith in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Trustee’s or the relevant Agent’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Guarantor, the Trustee, the Agents and the Noteholders.

(F)Survival of Original Reference Rate

Without prejudice to the obligations of the Issuer under Conditions 5(l)(i)(A), 5(l)(i)(B), 5(l)(i)(C) and 5(l)(i)(D), the Original Reference Rate and the fallback provisions provided for in Condition 5(l)(i)(B) will continue to apply unless and until each of the Trustee and the Calculation Agent has been notified of the occurrence of the Benchmark Event, and any Adjustment Spread and Benchmark Amendments, in accordance with Condition 5(l)(i)(E).

(G)Definitions

As used in this Condition 5(l)(i):

“Adjustment Spread” means either (1) a spread (which may be positive, negative or zero) or (2) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(aa) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body, or (if no such recommendation has been made, or in the case of an Alternative Rate);

(bb) the Independent Adviser (in consultation with the Issuer) determines is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate, or (if the Independent Adviser (in consultation with the Issuer) determines that no such spread is customarily applied); or

(cc) the Independent Adviser (in consultation with the Issuer) determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be).

“Alternative Rate” means an alternative benchmark or screen rate which the Independent Adviser (in consultation with the Issuer) determines in accordance with Condition 5(l)(i)(B) is customarily applied in international debt capital markets transactions for the purposes of determining rates of interest (or the relevant component part thereof) for the same interest period and in the same Specified Currency as the Notes.

“Benchmark Amendments” has the meaning given to it in Condition 5(l)(i)(D).

“Benchmark Event” means:

(i)the Original Reference Rate ceasing to be published for a period of at least five business days or ceasing to exist; or

(ii)the making of a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or

(iii)the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or

(iv)the making of a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Notes; or

(v)the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is or will be (or is or will be deemed by such supervisor to be) no longer representative of its relevant underlying market; or

(vi)it has become unlawful for the Issuing and Paying Agent, the Calculation Agent, the Issuer or any other party to calculate any payments due to be made to any Noteholder using the Original Reference Rate, provided that the Benchmark Event shall be deemed to occur (a) in the case of sub-paragraphs (ii) and (iii) above of this definition, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, as the case may be;
(b) in the case of sub-paragraph (iv) above of this definition, on the date of the prohibition of use of the Original Reference Rate; and (c) in the case of sub-paragraph (v) above of this definition, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement, and, in each case, not the date of the relevant public statement.

For the avoidance of doubt, none of the Trustee or the Agents shall have any responsibility for monitoring or determining whether or not a Benchmark Event has occurred or may occur.

“business day” means a day, other than a Saturday, Sunday or public holiday, on which banks are open for business in the place of the specified office of the Calculation Agent.

“Independent Adviser” means an independent financial institution of good repute or an independent financial adviser with appropriate expertise appointed by (and at the expense of) the Issuer under Condition 5(l)(i)(A).

“Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(aa) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

(bb) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or
(d) the Financial Stability Board or any part thereof.

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.

(ii)Benchmark Discontinuation (SOFR)

This Condition 5(l)(ii) shall only apply to U.S. dollar-denominated Notes where so specified hereon.

Where the applicable Pricing Supplement specifies this Condition 5(l)(ii) (Benchmark Discontinuation (SOFR)) as applicable:
(A)Benchmark Replacement
If the Issuer or its designee determines on or prior to the relevant Reference Time that a Benchmark Event and its related Benchmark Replacement Date have occurred with respect to the-then current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of all determinations on such date and for all determinations on all subsequent dates.
(B)Benchmark Replacement Conforming Changes
In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming

Changes from time to time, and the Issuer shall deliver to the Trustee and the Agents a certificate signed by an Authorised Signatory of the Issuer:
(i)confirming that (1) a Benchmark Event has occurred and (2) the Benchmark Replacement, in each case as determined in accordance with the provisions of this Condition 5(l)(ii); and
(ii)certifying that the Benchmark Replacement Conforming Changes are necessary to ensure the proper operation of such Benchmark Replacement.
For the avoidance of doubt, the Trustee and the Agents shall, upon receipt of such certificate and (subject to the immediately succeeding paragraph) at the request of the Issuer and at the expense of the Issuer, failing whom the Guarantor, effect such consequential amendments to the Trust Deed, the Agency Agreement and these Conditions as may be required to give effect to this Condition 5(l)(ii). Noteholders’ consent shall not be required in connection with effecting any such changes, including the execution of any documents or any steps to be taken by the Trustee or any of the Agents (if required). Further, none of the Trustee, the Calculation Agent, the Paying Agents, the Registrars or the Transfer Agents shall be responsible or liable to the Issuer, the Guarantor, the Noteholders, the Couponholders or any other person for any determinations, decisions or elections made by the Issuer or its designee with respect to any Benchmark Replacement or any other changes and shall be entitled to rely conclusively on any certifications provided to each of them in this regard.

No such determination, decision or election shall be binding on the Trustee and the Agents and none of the Trustee and the Agents shall be obliged to concur in any consequential amendments to the Trust Deed, the Agency Agreement and these Conditions as may be required to give effect to this Condition 5(l)(ii) if in the opinion of the Trustee or the relevant Agent (as the case may be) it would impose more onerous obligations upon the Trustee or, as the case may be, the relevant Agent or expose the Trustee or, as the case may be, the relevant Agent to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee or, as the case may be, the relevant Agent in these Conditions or the Trust Deed (including, for the avoidance of doubt, any supplemental trust deed) or the Agency Agreement (including, for the avoidance of doubt, any supplemental agency agreement) (as the case may be).
(C)Decisions and Determinations

Any determination, decision or election that may be made by the Issuer or its designee pursuant to this Condition 5(l)(ii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection
(i)will be conclusive and binding absent manifest error, (ii) will be made in the sole discretion of the Issuer or its designee, as applicable, and(iii) notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other party.

(D)The following defined terms shall have the meanings set out below for purpose of this Condition 5(l)(ii):

“Benchmark” means, initially, the relevant SOFR Benchmark specified hereon; provided that if the Issuer or its designee determines on or prior to the Reference Time that a Benchmark Event and its related Benchmark Replacement Date have occurred with respect to the relevant SOFR Benchmark (including any daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(aa) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(bb) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(cc) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(aa) the sum of:

(1)the alternate reference rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof); and

(2)the Benchmark Replacement Adjustment;
(bb) the sum of:
(1)the ISDA Fallback Rate; and

(2)the Benchmark Replacement Adjustment; or
(cc) the sum of:
(1)the alternate reference rate that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) giving due consideration to any industry-accepted reference rate as a replacement for the then-current Benchmark (including any daily published component used in the calculation thereof) for U.S. dollar- denominated Floating Rate Notes at such time; and

(2)the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(aa) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(bb) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(cc) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark (including any daily published component used in the calculation thereof) with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated Floating Rate Notes at such time;
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) the Issuer or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determines is reasonably necessary);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(aa) in the case of sub-paragraph (aa) or (bb) of the definition of “Benchmark Event”), the later of:

(1)the date of the public statement or publication of information referenced therein; and

(2)the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(bb) in the case of sub-paragraph (cc) of the definition of “Benchmark Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination;

“designee” means a designee as selected and separately appointed by the Issuer in writing;

“ISDA Definitions” means the latest version of the 2021 ISDA Interest Rate Derivatives Definitions, including any Matrices referred to therein, published by the International Swaps and Derivatives Association, Inc. as at the Issue Date of the first Tranche of the Notes unless otherwise specified in the applicable Pricing Supplement;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark;
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark (including any daily published component used in the calculation thereof) for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the SOFR Benchmark, the SOFR Determination Time (where Compounded Daily SOFR is specified as applicable hereon) or SOFR Index Determination Time (where SOFR Index is specified as applicable hereon), or (2) if the Benchmark is not the SOFR Benchmark, the time determined by the Issuer or its designee after giving effect to the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(iii)Benchmark Discontinuation (SORA)

This Condition 5(l)(iii) shall only apply to Singapore dollar-denominated Notes where so specified in the applicable Pricing Supplement.

Where the applicable Pricing Supplement specifies this Condition 5(l)(iii) (Benchmark Discontinuation (SORA)) as applicable:

(A)Independent Adviser

Notwithstanding the provisions above in this Condition 5, if a Benchmark Event occurs in relation to an Original Reference Rate prior to the relevant Interest Determination Date when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, then the Issuer shall use its reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to determine the Benchmark Replacement (in accordance with Condition 5(l)(iii)(B)) and an Adjustment Spread, if any (in accordance with Condition 5(l)(iii)(C)), and any Benchmark Amendments (in accordance with Condition 5(l)(iii)(D)) by five business days prior to the relevant Interest Determination Date. An Independent Adviser appointed pursuant to this Condition 5(l)(iii)(A) as an expert shall act in good faith and in a commercially reasonable manner and in consultation with the Issuer. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Trustee, the Issuing and Paying Agent, the Noteholders or the Couponholders for any determination made by it or for any advice given to the Issuer in connection with any determination made by the Issuer, pursuant to this Condition 5(l)(iii)(A). For the purposes of this Condition 5(l)(iii), “Singapore Business Day” means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks settle payments in Singapore.
If the Issuer is unable to appoint an Independent Adviser after using its reasonable endeavours, or the Independent Adviser appointed by it fails to determine the Benchmark Replacement by five business days prior to the relevant Interest Determination Date, the Issuer (acting in good faith and in a commercially reasonable manner) may determine the Benchmark Replacement (in accordance with Condition 5(l)(iii)(B)) and an Adjustment Spread if any (in accordance with Condition 5(l)(iii)(C)) and any Benchmark Amendments (in accordance with Condition 5(l)(iii)(D)).

If the Issuer is unable to determine the Benchmark Replacement by five business days prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest. Where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Period shall be substituted in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Period. For the avoidance of doubt, this paragraph shall apply to the relevant next succeeding Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustments as provided in, the first paragraph of this Condition 5(l)(iii)(A).

(B)Benchmark Replacement

The Benchmark Replacement determined by the Independent Adviser (in consultation with the Issuer) or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) shall (subject to adjustment as provided in Condition 5(l)(iii)(C) subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(l)(iii).

(C)Adjustment Spread

If the Independent Adviser (in consultation with the Issuer) or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) determines (1) that an Adjustment Spread is required to be applied to the Benchmark Replacement and (2) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Benchmark Replacement.

(D)Benchmark Amendments

If the Independent Adviser (in consultation with the Issuer) or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) determines (1) that Benchmark Amendments are necessary to ensure the proper operation of such

Benchmark Replacement and/or Adjustment Spread and (2) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with
Condition 5(l)(iii)(E), without any requirement for the consent or approval of Noteholders, the Trustee or the Agents, vary these Conditions, the Trust Deed and/or the Agency Agreement to give effect to such Benchmark Amendments with effect from the date specified in such notice.

At the request of the Issuer, but subject to receipt by the Trustee and the Agents of a certificate in English signed by an Authorised Signatory of the Issuer pursuant to Condition 5(l)(iii)(E), the Trustee and the Agents shall (at the request of the Issuer and at the expense of the Issuer, failing whom the Guarantor), without any requirement for the consent or approval of the Noteholders, be obliged to concur with the Issuer in effecting any Benchmark Amendments (including, inter alia, by the execution of a deed or document supplemental to or amending the Trust Deed and/or the Agency Agreement), and the Trustee and the Agents shall not be liable to any Noteholder or any other person for any consequences thereof, provided that the Trustee and the Agents shall not be obliged so to concur if in the opinion of the Trustee or the relevant Agent, as applicable, doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee or that Agent in these Conditions, the Trust Deed and/or the Agency Agreement (including, for the avoidance of doubt, any supplemental trust deed or supplemental agency agreement) in any way.

For the avoidance of doubt, the Trustee and the Agents shall, at the request of the Issuer and at the expense of the Issuer, failing whom the Guarantor, effect such consequential amendments to the Trust Deed, the Agency Agreement and these Conditions as may be required in order to give effect to this Condition 5(l)(iii)(D) provided that the Trustee and the Agents shall not be obliged to so concur if in the opinion of the Trustee or the relevant Agent doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Trustee and the Agents in these Conditions, the Trust Deed (including, for the avoidance of doubt, any supplemental trust deed) or the Agency Agreement (including, for the avoidance of doubt, any supplemental agency agreement). Noteholders’ consent shall not be required in connection with effecting the Benchmark Replacement or such other changes, including for the execution of any documents or other steps by the Trustee, the Calculation Agent, the Paying Agents, the Registrars or the Transfer Agents (if required).

In connection with any such variation in accordance Condition 5(l)(iii)(D), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.
(E)Notices, etc.

Any Benchmark Replacement, Adjustment Spread and the specific terms of any Benchmark Amendments, determined under this Condition 5(l)(iii) will be notified promptly at least five business days prior to the relevant Interest Determination Date by the Issuer to the Trustee, the Agents and, in accordance with Condition 16, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.

No later than notifying the Trustee and the Agents of the same, the Issuer shall deliver to the Trustee and the Agents a certificate signed by an Authorised Signatory of the Issuer:

(aa) confirming (1) that a Benchmark Event has occurred, (2) the Benchmark Replacement and, (3) where applicable, any Adjustment Spread and/or the specific terms of any Benchmark Amendments, in each case as determined in accordance with the provisions of this Condition 5(l)(iii); and

(bb) certifying that the Benchmark Amendments are necessary to ensure the proper operation of such Benchmark Replacement and/or Adjustment Spread.

The Trustee and the Agents shall be entitled to rely conclusively on such certificate (without liability to any person) as sufficient evidence thereof and none of them shall be liable to the Issuer, the Guarantor, the Noteholders, the Couponholders or any other person for so doing. The Benchmark Replacement and the Adjustment Spread (if any) and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error or bad faith in the determination of the Benchmark Replacement and the Adjustment Spread (if any) and the Benchmark Amendments (if any) and without prejudice to the Trustee’s or the Agents’ ability to rely on such certificate as aforesaid) be binding on the Issuer, the Guarantor, the Trustee the Agents and the Noteholders.

(F)Survival of Original Reference Rate

Without prejudice to the obligations of the Issuer under Conditions 5(l)(iii)(A), 5(l)(iii)(B), 5(l)(iii)(C) and 5(l)(iii)(D), the Original Reference Rate and the fallback provisions provided for in Condition 5(l)(iii) will continue to apply unless and until the Calculation Agent has been notified of the Benchmark Replacement, and any Adjustment Spread and Benchmark Amendments, in accordance with Condition 5(l)(iii)(E).

(G)Definitions

As used in this Condition 5(l)(iii):

“Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Independent Adviser (in consultation with the Issuer) or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A)) (as the case may be) determines is required to be applied to the Benchmark Replacement to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to Noteholders and Couponholders as a result of the replacement of the Original Reference Rate with the Benchmark Replacement and is the spread, formula or methodology which:

(aa) is formally recommended in relation to the replacement of the Original Reference Rate with the applicable Benchmark Replacement by any Relevant Nominating Body; or

(bb) if the applicable Benchmark Replacement is the ISDA Fallback Rate, is the ISDA Fallback Adjustment; or

(cc) is determined by the Independent Adviser (in consultation with the Issuer) or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) having given due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Original Reference Rate with the applicable

Benchmark Replacement for the purposes of determining rates of interest (or the relevant component part thereof) for the same interest period and in the same currency as the Notes;

“Alternative Rate” means an alternative benchmark or screen rate which the Independent Adviser (in consultation with the Issuer) or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A)) (as the case may be) determines in accordance with Condition 5(l)(iii)(B) has replaced the Original Reference Rate for the Corresponding Tenor in customary market usage in the international or if applicable, domestic debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for the same interest period and in the same currency as the Notes (including, but not limited to, Singapore Government Bonds);

“Benchmark Amendments” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the Interest Period, any other amendments to these Conditions, the Trust Deed and/or the Agency Agreement, and other administrative matters) that the Independent Adviser (in consultation with the Issuer) or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Independent Adviser or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) determines that adoption of any portion of such market practice is not administratively feasible or if the Independent Adviser or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) determines that no market practice for use of such Benchmark Replacement exists, in such other manner as the Independent Adviser or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) determines is reasonably necessary);

“Benchmark Event” means:

(a)the Original Reference Rate ceasing to be published for a period of at least five Singapore Business Days or ceasing to exist; or

(b)the making of a public statement by the administrator of the Original Reference Rate that it has ceased or will, by a specified date within the following six months, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or

(c)the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will, by a specified date within the following six months, be permanently or indefinitely discontinued; or

(d)the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been prohibited from being used or that its use has been subject to restrictions or adverse consequences, or that it will be prohibited from being used or that its use will be subject to restrictions or adverse consequences within the following six months; or

(e)it has become unlawful for the Issuing and Paying Agent, the Calculation Agent, the Issuer or any other party to calculate any payments due to be made to any Noteholder using the Original Reference Rate; or

(f)the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is no longer representative or will, by a specified date within the following six months, be deemed to be no longer representative, provided that the Benchmark Event shall be deemed to occur:

(1)in the case of paragraphs (b) and (c) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, as the case may be;

(2)in the case of paragraph (d) above, on the date of the prohibition or restriction of use of the Original Reference Rate; and

(3)in the case of paragraph (f) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed to no longer be) representative and which is specified in the relevant public statement, and, in each case, not the date of the relevant public statement.
For the avoidance of doubt, none of the Trustee or the Agentsshall have any responsibility for monitoring or determining whether or not a Benchmark Event has occurred or may occur and none of them shall be liable to the Issuer, the Guarantor, the Noteholders, the Couponholders or any other person for not doing so.

“Benchmark Replacement” means the Interpolated Benchmark, provided that if the Independent Adviser (in consultation with the Issuer) or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) cannot determine the Interpolated Benchmark by the relevant Interest Determination Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Independent Adviser (in consultation with the Issuer) or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be):

(aa) Term SORA;

(bb) Compounded SORA;
(cc) the Successor Rate;
(dd) the ISDA Fallback Rate (including Fallback Rate (SOR); and
(ee) the Alternative Rate

“Compounded SORA” means the compounded average of SORAs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with the selected mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Independent Adviser or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) in accordance with:

(aa) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Nominating Body for determining Compounded SORA;

provided that if, and to the extent that, the Independent Adviser or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) determines that Compounded SORA cannot be determined in accordance with paragraph (a) above of this definition of “Compounded SORA”, then:

(bb) the rate, or methodology for this rate, and conventions for this rate that have been selected by the Independent Adviser or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) giving due consideration to any industry-accepted market practice for the relevant Singapore dollar denominated notes at such time.

Notwithstanding the foregoing, Compounded SORA will include a selected mechanism as specified in the applicable Pricing Supplement to determine the interest amount payable prior to the end of each Interest Period;
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Original Reference Rate;

“Fallback Rate (SOR)” has the meaning ascribed to it in the 2006 ISDA Definitions as amended and supplemented by Supplement number 70, published on 23 October 2020;

“Independent Adviser” means an independent financial institution of good repute or an independent financial adviser with experience in the local or international debt capital markets appointed by and at the cost of the Issuer under Condition 5(l)(iii)(A);

“Interpolated Benchmark” with respect to the Original Reference Rate means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Original Reference Rate for the longest period (for which the Original Reference Rate is available) that is shorter than the Corresponding Tenor and (2) the Original Reference Rate for the shortest period (for which the Original Reference Rate is available) that is longer than the Corresponding Tenor;

“ISDA Definitions” means the latest version of the 2021 ISDA Interest Rate Derivatives Definitions, including any Matrices referred to therein, published by the International Swaps and Derivatives Association, Inc. as at the Issue Date of the first Tranche of the Notes unless otherwise specified in the applicable Pricing Supplement;

“ISDA Fallback Adjustment” means the spread adjustment (which may be positive or negative value or zero) that would apply for derivative transactions referencing the Original Reference Rate in the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Original Reference Rate for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivative transactions referencing the Original Reference Rate in the ISDA Definitions to be effective upon the occurrence of an index cessation event with respect to the Original Reference Rate for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Original Reference Rate” means, initially, SORA (being the originally-specified reference rate of applicable tenor used to determine the Rate of Interest) or any component part thereof, provided that if a Benchmark Event has occurred with respect to SORA or the then-current Original Reference Rate, then “Original Reference Rate” means the applicable Benchmark Replacement;
“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(a)the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

(b)any working group or committee sponsored by, chaired or co- chaired by or constituted at the request of (1) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (2) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (3) a group of the aforementioned central banks or other supervisory authorities or
(4)the Financial Stability Board or any part thereof;

“SORA” or “Singapore Overnight Rate Average” with respect to any Business Day means a reference rate equal to the daily Singapore Overnight Rate Average published by the Monetary Authority of Singapore (or a successor administrator), as the administrator of the benchmark, on the Monetary Authority of Singapore’s website currently at http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorised distributors) on the Business Day immediately following such Business Day;

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body as the replacement for the Original Reference Rate for the applicable Corresponding Tenor; and

“Term SORA” means the forward-looking term rate for the applicable Corresponding Tenor based on SORA that has been selected or recommended by the Relevant Nominating Body, or as determined by the Independent Adviser or the Issuer (in the circumstances set out in Condition 5(l)(iii)(A) (as the case may be) having given due consideration to any industry-accepted market practice for the relevant Singapore dollar denominated notes.

6REDEMPTION, PURCHASE AND OPTIONS

(a)Redemption by Instalments and Final Redemption:

(i)Unless previously redeemed, purchased and cancelled as provided in this Condition 6, each Note that provides for Instalment Dates and Instalment Amounts shall be partially redeemed on each Instalment Date at the related Instalment Amount specified hereon. The outstanding principal amount of each such Note shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the principal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

(ii)Unless otherwise provided hereon and unless previously redeemed, purchased and cancelled as provided in this Condition 6, each Note shall be finally redeemed on the Maturity Date specified hereon at its Final Redemption Amount (which, unless otherwise provided, is its principal amount) or, in the case of a Note falling within Condition 6(a)(i), its final Instalment Amount.

(b)Early Redemption:

(i)Zero Coupon Notes:

(I)The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c) or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount ((asdefined below) calculatedasprovided below) of such Note unless otherwise specified hereon.

(II)Subject to the provisions of Condition 6(b)(i)(C), the “Amortised Face Amount” of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown hereon, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually.

(III)If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c) or upon it becoming due and payable as provided in Condition 10 is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note asdefined in Condition 6(b)(i)(II), except that Condition 6(b)(i)(II) shall have effect asthough the date onwhich the Note becomesdue and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this Condition 6(b)(i)(III) shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(d). Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown hereon.

(ii)Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in Condition 6(b)(i)), upon redemption of such Note pursuant to Condition 6(c) or upon it becoming due and payable as provided in Condition 10, shall be the Final Redemption Amount unless otherwise specified hereon.

(c)Redemption for Taxation Reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, on any Interest Payment Date (if this Note is a Floating Rate Note) or at anytime (if this Note isnot a Floating Rate Note), on givingnot lessthan 15 nor more than 60 days’ irrevocable notice to the Noteholders in accordance with Condition 16 and to the Trustee, the Issuing and Paying Agent or the CDP Issuing and Paying Agent, as the case may be, and (in the case of Registered Notes) the Registrar in writing, at their Early Redemption Amount (as described in Condition 6(b) (together with interest accrued to but excluding the date fixed for redemption but unpaid), if the
Issuer (or if the Guarantee was called, the Guarantor) satisfies the Trustee immediately before the giving of such notice that:

(i)the Issuer (or if the Guarantee was called, the Guarantor) has or will become obliged to pay Additional Amounts as described under Condition 8, or increase the payment of such Additional Amounts, as a result of any change in, or amendment to, the laws (or regulations, rulings or other administrative pronouncements promulgated thereunder) of any Tax Jurisdiction (or any taxing authority of any taxingjurisdiction towhich the Issuer or the Guarantor, asthe case may be, is or has become subject), or any change in the application or official interpretation of such laws, regulations, rulings or other administrative pronouncements, including (without limitation) where as a result of such change or amendment the Notes do or will not qualify or cease to qualify as “qualifying debt securities”) for the purposes of the Income Tax Act 1947 of Singapore, which change or amendment is made public or becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)such obligation cannot be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it (as determined in the discretion of the Issuer, or the Guarantor, as the case may be), provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer (or the Guarantor, as the case may be) would be obliged to pay or increase the payment of such Additional Amounts were a payment in respect of the Notes (or Guarantee, as the case may be) then due.

Prior to the giving of any notice of redemption pursuant to this Condition 6(c), the Issuer shall deliver to the Trustee a certificate in English signed by an Authorised Signatory of the Issuer stating that the obligation referred to in (i) above of this Condition 6(c) cannot be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it; provided that, for the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation or tax residency of the Issuer or the Guarantor. The Trustee shall be entitled, without further enquiry and without liability to any Noteholder, any Couponholder or any other person, to conclusively rely upon and accept such certificate as sufficient evidence of the satisfaction of the conditions precedent set out in (i) and (ii) above of this Condition 6(c), in which event it shall be conclusive and binding on the Noteholders and Couponholders.

(d)Redemption at the Option of the Issuer: If Call Option is specified hereon, the Issuer may, on giving not less than ten Business Days’ irrevocable notice to the Noteholders (or such other notice period as may be specified hereon) in accordance with Condition 16 and to the Trustee, the Issuing and Paying Agent or the CDP Issuing and Paying Agent, as the case may be, and (in the case of Registered Notes) the Registrar, redeem all or, if so provided, some of the Notes on any Optional Redemption Date. Any such redemption of Notes shall be at their Optional Redemption Amount together with interest accrued to but excluding the date fixed for redemption but unpaid. Any such redemption or exercise must relate to Notes of a principal amount at least equal to the Minimum Redemption Amount to be redeemed specified hereon and no greater than the Maximum Redemption Amount to be redeemed specified hereon. Any such redemption of Notes or notice of redemption delivered pursuant to this Condition 6(d) may, at the Issuer’s discretion, be subject to one or more conditions precedent.

All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition 6(d).
In the case of a partial redemption, the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes, or in the case of Registered Notes shall specify the principal amount of Registered Notes drawn and the holder(s) of such Registered Notes, to be redeemed, which shall have been drawn in such place and in such manner as determined by the Issuer and notified in writing to the Trustee, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements.

(e)Redemption at the Option of Noteholders: If Put Option is specified hereon, the Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 30 nor more than 60 days’ notice to the Issuer (or such other notice period as may be specified hereon) during the

Put Period redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount together with interest accrued to but excluding the date fixed for redemption but unpaid.

To exercise such option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any other Transfer Agent at its specified office, together with a duly completed option exercise notice (an “Exercise Notice”) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period. No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer.

While any Bearer Note that was issued in accordance with the D Rules is held in the form of a temporary Global Note, the Put Option will be available only to the extent that non-U.S. beneficial ownership certification has been received by the Issuer or its agent pursuant to the D Rules.

(f)Redemption in the case of Minimal Outstanding Amount: If Minimal Outstanding Amount Redemption Option is specified hereon, the Issuer may, at any time, on giving not less than 10 nor more than 60 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified hereon) and to the Trustee, the Issuing and Paying Agent or the CDP Issuing and Paying Agent, as the case may be, and (in the case of Registered Notes) the Registrar in writing, redeem the Notes, in whole, but not in part, at their principal amount (together with interest accrued to but excluding the date fixed for redemption but unpaid) if, immediately before giving such notice, the aggregate principal amount of the Notes outstanding is less than 10 per cent. of the aggregate principal amount originally issued. All Notes shall be redeemed on the date specified in such notice in accordance with this Condition 6(f).

(g)Purchases: Each of the Issuer, the Guarantor and their respective Subsidiaries may at any time purchase Notes (provided that all unmatured Receipts and Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price.

(h)Cancellation: All Notes purchased by or on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries may be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Receipts and Coupons and all unexchanged Talons to the Issuing and Paying Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, the same shall, together with all Notes redeemed by the Issuer, be cancelled forthwith (together with all unmatured Receipts and Coupons and unexchanged Talons attached thereto or surrendered therewith).
Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer and the Guarantor in respect of any such Notes shall be discharged.

7PAYMENTS AND TALONS

(a)Bearer Notes: Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Receipts (in the case of payments of Instalment Amounts other than on the due date for redemption and provided that the Receipt is presented for payment together with its relevant Note), Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 7(f)(vi) or Coupons (in the case of interest, save as specified in Condition 7(f)(ii)), as the case may be, at the specified office of any Paying Agent outside the United States, by transfer to an account denominated in such currency with, a Bank.

In this Condition 7(a) and in Condition 7(b), “Bank” means a bank in the principal financial centre for such currency or, in the case of euro, in a city in which banks have access to T2.

(b)Registered Notes:

(i)Payments of principal (which for the purposes of this Condition 7(b) shall include final Instalment Amounts but not other Instalment Amounts) in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in Condition 7(b)(ii).

(ii)Interest (which for the purpose of this Condition 7(b) shall include all Instalment Amounts other than final Instalment Amounts) on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the relevant currency by transfer to an account in the relevant currency maintained by the payee with a Bank.

(c)Payments in the United States: Notwithstanding the foregoing, if any Bearer Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due,
(ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the sole opinion of the Issuer, any adverse tax consequence to the Issuer.

(d)Payments subject to Fiscal Laws: Save as provided in Condition 8, all payments will be subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment or other laws to which the Issuer or the Guarantor agrees to be subject and the Issuer or the Guarantor will not be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations, directives or agreements. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.
(e)Appointment of Agents: The Issuing and Paying Agent, the CDP Issuing and Paying Agent, the Paying Agents, the Registrars, the Transfer Agents and the Calculation Agents initially appointed by the Issuer and the Guarantor and their respective specified offices are listed below. The Issuing and Paying Agent, the CDP Issuing and Paying Agent, the Paying Agents, the Registrars, the Transfer Agents and the Calculation Agents act solely as agents of the Issuer and the Guarantor and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuer and the Guarantor reserve the right at any time with the prior written approval of the Trustee (such consent not to be unreasonably withheld) to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents, Registrars, Transfer Agents or Calculation Agents, provided that the Issuer shall at all times maintain:

(i)an Issuing and Paying Agent;

(ii)a Registrar in relation to Registered Notes;

(iii)a Transfer Agent in relation to Registered Notes;

(iv)a CDP Issuing and Paying Agent in relation to Notes cleared through the CDP System;

(v)one or more Calculation Agent(s) where these Conditions so require; and

(vi)such other agents as may be required by any other stock exchange on which the Notes may be listed.

In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent in New York City in respect of any Bearer Notes denominated in U.S. dollars in the circumstances described in Condition 7(c).

Notice of any such change or any change of any specified office shall promptly be given by the Issuer to the Noteholders.

(f)Unmatured Coupons and Receipts and unexchanged Talons:

(i)Upon the due date for redemption of Bearer Notes which comprise Fixed Rate Notes (other than Dual Currency Notes), such Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 9).

(ii)Upon the due date for redemption of any Bearer Note comprising a Floating Rate Note or Dual Currency Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.
(iii)Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

(iv)Upon the due date for redemption of any Bearer Note that is redeemable in instalments, all Receipts relating to such Note having an Instalment Date falling on or after such due date (whether or not attached) shall become void and no payment shall be made in respect of them.

(v)Where any Bearer Note that provides that the relevant unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity and/or security and/or pre-funding as the Issuer or the Issuing and Paying Agent may require.

(vi)If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be.

(g)Talons: On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 9).

(h)Non-Business Days: If any date for payment in respect of any Note, Receipt or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this Condition 7(h), “business day”) means a day (other than a Saturday, a Sunday or a public holiday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Financial Centres” hereon and:

(i)(in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintainedwith a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency; or

(ii)(in the case of a payment in euro) which is a TARGET Business Day.

8TAXATION

All payments of principal and interest by or on behalf of the Issuer or the Guarantor in respect of the Notes, the Receipts, the Coupons or under the Guarantee, as applicable, shall be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature (each a “Tax”) imposed, levied, collected, withheld or assessed by or within the United States, Singapore, or any other jurisdiction in which the Issuer or the Guarantor is incorporated or tax resident, in any such case, any authority thereof or therein having power to tax (each a “Tax Jurisdiction”), unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor shall pay such additional amounts (the “Additional Amounts”) as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Note, Receipt or Coupon:

(a)Other connection: with respect to any Taxes, to the extent such Taxes would not have been imposed but for the holder of a Note, Receipt or Coupon (or the beneficial owner for whose benefit such holder holds such Note, Receipt or Coupon) or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(i)having a current or former connection with the relevant Tax Jurisdiction (other than a connection arising solely from the ownership or disposition of such Note, Receipt or Coupon, the enforcement of rights under such Note, Receipt or Coupon or the receipt of any payments in respect of such Note, Receipt or Coupon), including being or having been a citizen or resident of such Tax Jurisdiction, being or having engaged in a trade or business in such Tax Jurisdiction or having or having had a permanent establishment in such Tax Jurisdiction; or

(ii)being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a corporation that has accumulated earnings to avoid U.S. federal income tax, or a private foundation or other tax-exempt organisation;

(b)Beneficial owner: with respect to any holder that is not the sole beneficial owner of the Notes, Receipts or Coupons, or a portion of the Notes, Receipts or Coupons, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of Additional Amounts had the beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(c)Non-withholding Tax: with respect to any Taxes that are payable otherwise than by deduction or withholding from a payment on or with respect to the Notes, Receipts or Coupons;

(d)Portfolio interest: in the case of any obligation in registered form, with respect to any

U.S. federal withholding Tax imposed as a result of the holder or beneficial owner of a Note, Receipt or Coupon: (i) being a controlled foreign corporation for U.S. federal income tax purposes related to the Issuer or the Guarantor; (ii) being or having been a “10-percent shareholder” of the Guarantor or the Issuer as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or (iii) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(e)U.S. person: with respect to any U.S. federal withholding Tax imposed on payments to, or to a third party on behalf of, a holder who is person that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organised in or under the laws of the United
States, any state thereof or the District of Columbia or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source;

(f)Other Taxes: with respect to any estate, inheritance, gift, sales, excise, wealth, personal property or similar Taxes;

(g)Lawful avoidance of withholding: to, or to a third party on behalf of, a holder if the holder or beneficial owner could have avoided the imposition of such withholding or deduction by (i) making a declaration of residence or non-residence or other similar claim for exemption or complying, or procuring that any third party complies, with any other statutory, information, documentation or other reporting requirements concerning the nationality, residence, identity or other attributes of the holder or beneficial owner if, following a written request addressed to the holder, the holder or beneficial owner fails to do so, or (ii) delivering a valid U.S. Internal Revenue Service Form W-8 or W-9 or any successor or substitute form to any withholding agent or other person;

(h)Presentation more than 30 days after the Relevant Date: presented (or in respect of which the Certificate representing it is presented) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such Additional Amounts on presenting it for payment on the thirtieth day; or

(i)with respect to any combination of items (a) through (h) above.

As used in these Conditions, “Relevant Date” in respect of any Note, Receipt, Talon or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date falling seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or the relevant Certificate), Receipt, Talon or Coupon being made in accordance with these Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to:

(i)“principal” shall be deemed to include any premium payable in respect of the Notes, all Instalment Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it;

(ii)“interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 or any amendment or supplement to it; and

(iii)“principal” and/or “interest” shall be deemed to include any Additional Amounts that may be payable under this Condition 8 or any undertaking given in addition to or in substitution for it under the Trust Deed.

Notwithstanding any other provision of these Conditions, all payments of principal and interest by or on behalf of the Issuer or the Guarantor in respect of the Notes, the Receipts and the Coupons will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section

1471(b) of Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer nor the Guarantor nor any other person will be required to pay any Additional Amounts in respect of FATCA Withholding.

For the avoidance of doubt, neither the Trustee nor any Agent shall be responsible or liable for paying any tax, duty, charges, withholding or other payment referred to in these Conditions or for determining whether such amounts are payable or the amount thereof, and none of the Trustee or any of the Agents shall be responsible or liable for (A) determining whether the Issuer, the Guarantor or any Noteholder, Receiptholder or Couponholder is liable to pay any tax, duty, charges, withholding or other payment referred to in this Condition 8; or (B) determining the sufficiency or insufficiency of any amounts so paid. None of the Trustee or the Agents shall be responsible or liable for any failure of the Issuer, the Guarantor, any Noteholder, Receiptholder or Couponholder, or any other third party to pay such tax, duty, charges, withholding or other payment or to provide any notice or information to the Trustee or any Agent that would permit, enable or facilitate the payment of any principal, premium (if any), interest or other amount under or in respect of the Notes without deduction or withholding for or on account of any tax, duty, charges, withholding or other payment.

Except as specifically provided under this Section 8, the Issuer and the Guarantor will not be required to make any payment for any Tax.

9PRESCRIPTION

Claims against the Issuer and/or the Guarantor for payment in respect of the Notes, Receipts and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

10EVENTS OF DEFAULT

If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested in writing by holders of at least 25 per cent. in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to first being indemnified and/or secured and/or pre-funded to its satisfaction), give written notice to the Issuer that the Notes are, and they shall immediately become, due and payable at their principal amount together (if applicable) with accrued interest:

(a)a default in the payment of any principal due in respect of the Notes; or

(b)a default is subsisting for a period of 30 days or more in the payment of any interest due in respect of the Notes; or

(c)the Issuer or the Guarantor does not perform or comply with one or more of its other obligations in the Notes or the Trust Deed (other than any payment obligations under Conditions 10(a) and (b) above) which default is not remedied within 60 days after written notice of such default shall have been given to the Issuer or the Guarantor by the Trustee; or

(d)the Issuer, the Guarantor or any of the Restricted Subsidiaries of the Guarantor that is a Material Subsidiary or any group of Restricted Subsidiaries of the Guarantor that, taken together, would constitute a Material Subsidiary (i) is (or is deemed by law or a court of competent jurisdiction to be) insolvent or bankrupt or unable to pay its debts or
(ii) makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of all or any material part of the debts of the

Issuer, the Guarantor or any of the Restricted Subsidiaries of the Guarantor that is a Material Subsidiary or any group of Restricted Subsidiaries of the Guarantor that, taken together, would constitute a Material Subsidiary, provided that, in each such case
(i) and (ii), such materiality is to be determined by considering the debts of the entity and all of its consolidated subsidiaries, taken as a whole; or

(e)(i) if any other present or future indebtedness of the Issuer, the Guarantor or any of the Restricted Subsidiaries of the Guarantor that is a Material Subsidiary or any group of Restricted Subsidiaries of the Guarantor that, taken together, would constitute a Material Subsidiary of the Guarantor for or in respect of the principalamount of moneys borrowed or raised becomes due and payable prior to its stated maturity by reason of any actual default, event of default or the like (howsoever described) (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer, the Guarantor or such Material Subsidiary of notice of any such acceleration), or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 10(e) have occurred equals or exceeds U.S.$500.0 million or its equivalent in any other currency;

(f)an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Issuer, the Guarantor or any of the Restricted Subsidiaries of the Guarantor that is a Material Subsidiary or any group of Restricted Subsidiaries of the Guarantor that, taken together, would constitute a Material Subsidiary and such order or resolution remains unstayed and in effect for 90 consecutive days; or

(g)it becomes unlawful for the Issuer or the Guarantor to perform or comply with any one or more of their respective payment obligations under any of the Notes or the Guarantee under any of the Notes or the Trust Deed (which unlawfulness is not remedied for a period of 60 days); or

(h)the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect; or

(i)the Issuer ceases to be a Subsidiary owned, directly or indirectly, by the Guarantor, except where the Issuer has been substituted in accordance with Condition 11(c); or

(j)any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of Conditions 10(a) to 10(i) (both inclusive).

A certificate in English signed by an Authorised Signatory of the Guarantor listing those Subsidiaries of the Guarantor that as at the date specified in such certificate were Material Subsidiaries shall, in the absence of manifest error, be conclusive.

11MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AND SUBSTITUTION

(a)Meetings of Noteholders: The Trust Deed contains provisions for convening meetings (including by way of conference call or by use of a videoconference platform) of Noteholders to consider any matter affecting their interests, including without limitation the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed or the Agency Agreement. Such a meeting may be convened by the Issuer, the Guarantor or the Trustee and shall be convened by the Trustee if requested in writing by Noteholders holding not less than 10 per cent. in principal amount of the Notes for the time being outstanding and subject to the Trustee being indemnified and/or secured and/or pre-funded to its satisfaction against all costs and expenses. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing more than 50 per cent. in principal amount of the Notesfor the time beingoutstanding, or at anyadjourned meetingtwo or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia:

(i)to amend the dates of maturity or redemption of the Notes, any Instalment Date or any date for payment of interest or Interest Amounts on the Notes;

(ii)to reduce or cancel the principal amount of, or any Instalment Amount of, or any premium payable on redemption of, the Notes;

(iii)to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes (except as a result of any modification contemplated in Condition 5(l));

(iv)if a Minimum Rate of Interest and/or a Maximum Rate of Interest, Instalment Amount or Redemption Amount is shown hereon, to reduce any such Minimum Rate of Interest and/or Maximum Rate of Interest;

(v)to vary any method of, or basis for, calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, including the method of calculating the Amortised Face Amount;

(vi)to vary the currency or currencies of payment or denomination of the Notes;

(vii)to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution; or

(viii)to release the Guarantor from any of its obligations under the Guarantee or to cancel the Guarantee,

in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders and Receiptholders.

The Trust Deed provides that:

(i)a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Notes outstanding; or

(ii)where the terms of the proposed resolution have been notified to the Noteholders through the relevant clearing system(s), approval of a resolution proposed by the Issuer, the Guarantor or the Trustee (as the case may be) given byway of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in principal amount of the Notes outstanding, shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

Notwithstanding the foregoing, no consent or approval of the Noteholders shall be required in the case of an application of a Successor Rate, an Alternative Rate, an Adjustment Spread, a Benchmark Replacement or any rate determined in accordance with Condition 5(l), as the case may be, and any related Benchmark Amendments, any Benchmark Replacement Conforming Changes or for any other variation of these Conditions, the Trust Deed and/or the Agency Agreement required to be made in the circumstances described in Condition 5(l).

The Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Pricing Supplement in relation to such Series.

(b)Modification of the Trust Deed and Waiver: The Trustee may agree, without the consent of the Noteholders, the Receiptholders or the Couponholders, to:

(i)any modification of any of the provisions of the Trust Deed, the Agency Agreement and/or these Conditions that, in its opinion, is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of applicable law or is required by Euroclear and/or Clearstream and/or CDP; and

(ii)any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, the Agency Agreement and/or these Conditions that is, in the opinion of the Trustee, not materially prejudicial to the interests of the Noteholders, the Receiptholders or the Couponholders.

Any such modification, authorisation or waiver shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, such modification, authorisation or waiver shall be notified by the Issuer to the Noteholders as soon as practicable.

(c)Substitution:

The Trustee may, without the consent of the Noteholders, agree with the Issuer and the Guarantor to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Notes, the Receipts, the Coupons and the Trust Deed by the Guarantor or any other Subsidiary of the Guarantor incorporated in Singapore, subject to:

(1)except in the case of the substitution of the Issuer by the Guarantor, the Notes being unconditionally and irrevocably guaranteed by the Guarantor; and

(2)compliance with certain other conditions set out in the Trust Deed.

(d)Entitlement of the Trustee: In connection with the exercise of its functions, rights, powers and discretions (including but not limited to those referred to in this Condition 11), the Trustee shall have regard to the interests of the Noteholders, the Receiptholders or the Couponholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders and the Trustee, acting for and on behalf of the Noteholders, shall not be entitled to require, nor shall any Noteholder, Receiptholders or Couponholder be entitled to claim, from the Issuer or the Guarantor or the Trustee any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders.

12ENFORCEMENT

At any time after the Notes become immediately due and payable, the Trustee may, at its discretion and without further notice, take such steps and/or actions and/or institute such proceedings against the Issuer and/or the Guarantor (as the case may be) as it may think fit to enforce repayment thereof together with premium (if any) and accrued interest and any other moneys payable pursuant to the Trust Deed and the obligations of the Guarantor under the Trust Deed, but it need not take any such steps, actions and/or proceedings unless
(a)it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least 25 per cent. in principal amount of the Notes outstanding, and
(b)it shall have first been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder, Couponholder or Receiptholder may proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

13INDEMNIFICATION OF THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including without limitation provisions relieving it from taking any steps and/or actions and/or instituting any proceedings to enforce its rights under the Trust Deed, the Agency Agreement and/or the Conditions in respect of the Notes and payment, repayment or taking other actions unless first indemnified and/or secured and/or pre- funded to its satisfaction. The Trust Deed also contains a provision entitling the Trustee to enter into business transactions with the Issuer, the Guarantor, any of their respective Subsidiaries or any other person without accounting to the Noteholders or Couponholders for any profit resulting from such transactions.

Neither the Trustee nor any of the Agents shall be responsible for the performance by the Issuer, the Guarantor or any other person appointed by the Issuer or the Guarantor in relation to the Notes of the duties and obligations on their part expressed in respect of the same or obliged to monitor compliance with the provisions of the Trust Deed, the Agency Agreement or these Conditions or whether an Event of Default or Potential Event of Default has occurred or may occur and, unless the Trustee or such Agent has express written notice to the contrary, the Trustee and any of the Agents shall be entitled to assume that such duties and obligations are being duly performed and no Event of Default or Potential Event of Default has occurred.

Neither the Trustee nor any of the Agents shall be liable to any Noteholder or Couponholder, the Issuer, the Guarantor or any other person for any loss, costs, charges, liabilities and expenses incurred or suffered by the Issuer, the Guarantor or any such other person where the Trustee or such Agent is acting on the instructions or at the direction of the Noteholders (whether given by Extraordinary Resolution or otherwise as contemplated or permitted by the Trust Deed and/or the Notes).

The Trustee shall be entitled to rely on any direction, request or resolution of Noteholders given by holders of the requisite principal amount of Notes outstanding or passed at a meeting of Noteholders convened and held in accordance with the Trust Deed.

Whenever the Trustee is required or entitled by the terms of the Trust Deed, these Conditions or the Agency Agreement to exercise any discretion or power, take any action, make any decision or give any direction, the Trustee is entitled, prior to its exercising any such discretion or power, taking any such action, making any such decision, or giving any such direction, to seek directions from the Noteholders by way of an Extraordinary Resolution, and the Trustee is not responsible for any loss or liability incurred by any person asa result of any delay in it exercising such discretion or power, taking such action, making such decision, or giving such direction where the Trustee is seeking such directions or the non-exercise of such discretion or power, or not taking any such action or making any such decision or giving any such direction in the absence of any such directions from Noteholders.

The Trustee may act on the opinion or advice of, or information obtained from, any expert or adviser and shall not be responsible or liable to anyone for any loss occasioned by so acting whether such opinion, advice or information is obtained or addressed to the Trustee or any other person. The Trustee and each of its directors, officers, employees and Appointees may rely without liability to Noteholders and Couponholders on any report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to the Trustee and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.

Each Noteholder shall be solely responsible for making and continuing to make its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer or the Guarantor, and the Trustee shall not at any time have any responsibility for the same and no Noteholder or any other person shall rely on the Trustee in respect thereof.

14REPLACEMENT OF NOTES, CERTIFICATES, RECEIPTS, COUPONS AND TALONS

If a Note, Certificate, Receipt, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Issuing and Paying Agent (in the case of Bearer Notes, Receipts, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may include, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Receipt, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Certificates, Receipts, Coupons or further Coupons) and otherwise as the Issuer, the Guarantor, the Issuing and Paying Agent and/or the Registrar may require. Mutilated or defaced Notes, Certificates, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

15FURTHER ISSUES

The Issuer may from time to time without the consent of the Noteholders, Couponholders or Receiptholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date and the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition 15 and forming a single series with the Notes. Any further securities consolidated and forming a single series with the outstanding securities of any series (including the Notes) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by the
Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.

In the case of Bearer Notes that are issued under the TEFRA D Rules, any consolidation of additional securities with outstanding Notes will occur only to the extent that certification of non-U.S. beneficial ownership has been received in accordance with the TEFRA D Rules and the temporary Global Note has been exchanged for a permanent Global Note or Definitive Note.

16NOTICES

Notices to the holders of Registered Notes shall be in English and be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices to the holders of Bearer Notes shall be valid if published in a daily newspaper of general circulation in Singapore (which is expected to be The Business Times or, if any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Singapore). Notwithstanding the foregoing, so long as the Notes are listed on the SGX-ST, notices to the holders of the Notes will be valid if published on the website of the SGX-ST (www.sgx.com). Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above.

Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition 16.

So long as the Notes are represented by a Global Note or a Global Certificate and such Global Note or Global Certificate is held in its entirety on behalf of Euroclear, Clearstream and/or CDP, there may be substituted for such publication in such newspapers (i) the delivery of the relevant notice to Euroclear, Clearstream and/or (subject to the agreement of CDP) CDP for communication by it to the Noteholders or (ii) in the case of CDP, the recorded delivery of the relevant notice to the persons shown in the latest record received from CDP as holding interests in such Global Note or Global Certificate, except that if the

Notes are listed on any stock exchange and the rules of such stock exchange so require, notice will in any event be published in accordance with the preceding paragraphs. Any such notice shall be deemed to have been given to the Noteholders on the day on which the said notice was given to, as the case may be, Euroclear and/or Clearstream or the date of despatch of such notice to the persons shows in the records maintained by CDP.

Notices to be given by any Noteholder pursuant hereto (including to the Issuer) shall be in writing and given by lodging the same, together with the relevant Note or Notes, with the Issuing and Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) or such other Agent as may be specified in these Conditions. Whilst the Notesare represented by a Global Note or a Global Certificate, such notice may be given by any Noteholder to the Issuing and Paying Agent or, as the case may be, the Registrar or, as the case may be, such other Agent through, as the case may be, Euroclear and/or Clearstream or CDP in such manner asthe Issuing and Paying Agent or, as the case may be, the Registrar or, as the case may be, such other Agent and, as the case may be, Euroclear and/or Clearstream or CDP may approve for this purpose.

Notwithstanding the other provisions of the Conditions, in any case where the identities and addresses of all the Noteholders are known to the Issuer, notices to such holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addresses.
17CURRENCY INDEMNITY

Any amount received or recovered in a currency other than the currency in which payment under the relevant Note, Coupon or Receipt is due (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or the Guarantor or otherwise) by any Noteholder, Receiptholder or Couponholder in respect of any sum expressed to be due to it from the Issuer or the Guarantor shall only constitute a discharge to the Issuer or the Guarantor, as the case may be, to the extent of the amount in the currency of payment under the relevant Note, Coupon or Receipt that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount received or recovered is less than the amount expressed to be due to the recipient under any Note, Coupon or Receipt, the Issuer, failing whom the Guarantor, shall indemnify it against any loss sustained by it as a result. In any event, the Issuer, failing whom the Guarantor, shall indemnify the recipient against the cost of making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder or Couponholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, Coupon or Receipt or any other judgment or order.

18RIGHTS OF THIRD PARTIES

No person shall have any right to enforce any term or condition of the Notes under the [Contracts (Rights of Third Parties) Act 1999]2/[Contracts (Rights of Third Parties) Act 2001 of Singapore]3 but this shall not affect any right or remedy that exists or is available apart from such Act and is without prejudice to the rights of the Noteholders as set out in Condition 12.

19GOVERNING LAW AND JURISDICTION

(a)Governing Law: The Trust Deed [as supplemented by the Supplemental Trust Deed]3, the Notes, the Receipts, the Coupons and the Talons and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, [English]2/[Singapore]3 law.

(b)Jurisdiction: The Courts of [England]2/[Singapore]3 are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Receipts, Coupons or Talons or the Guarantee and accordingly any legal action or proceedings arising out of or in connection with any Notes, Receipts, Coupons, Talons or the Guarantee (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantor has in the Trust Deed irrevocably submitted to the non-exclusive jurisdiction of the courts of [England]2/[Singapore]3 and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of each of the holders of the Notes, Receipts, Coupons and Talons and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).
(c)Service of Process: [Each of the Issuer and the Guarantor has in the Trust Deed appointed Equinix (UK) Limited at its registered office at Computershare Governance Services, The Pavilions, Bridgwater Road, Bristol BS13 8FD, England as their agent in England to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not, it is forwarded to and received by the Issuer or the Guarantor). If for any reason such process agent ceases to be able to act as such or no longer has an address in London, each of the Issuer and the Guarantor agrees to forthwith appoint a substitute process agent and shall promptly notify the Trustee, and as soon as reasonably practicable, notify the Noteholders of such appointment (in accordance with Condition 16). Nothing herein shall affect the right to serve process in any manner permitted by law.]2/[The Guarantor has in the Singapore Supplemental Trust Deed appointed the Issuer at its registered office as its agent in Singapore to receive, for it and on its behalf, service of process in any Proceedings in Singapore. Such service shall be deemed completed on delivery to such process agent (whether or not, it is forwarded to and received by the Guarantor). If for any reason such process agent ceases to be able to act as such or no longer has an address in Singapore, the Guarantor agrees to forthwith appoint a substitute process agent and shall promptly notify the Trustee, and as soon as reasonably practicable, notify the Noteholders of such appointment (in accordance with Condition 16). Nothing herein shall affect the right to serve process in any manner permitted by law.]3

2 Include for Notes governed by English law.
3 Include for Notes governed by Singapore law.